Prospectus Supplement (Sales Report) No. 18 dated December 1, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 416587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416587	$12,000	$12,000	8.59%	1.00%	November 25, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416587. Member loan 416587 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Herndon Plant & Oakley	Debt-to-income ratio:	9.45%
Length of employment:	< 1 year	Location:	Corpus Christi, TX

Home town:
Current & past employers:	Herndon Plant & Oakley
Education:

This borrower member posted the following loan description, which has not been verified:

My wife left me and we agreed on a settlement price. If I borrow the money and pay her in cash, I don't have to cash out my IRA's and take the penalty on them. I have always paid my credit cards in full every month unless they were 0% interest. I have also agreed to pay off her car loan as the other part of our settlement. I will definitley make timely payments and will even prepay if at all possible. 485242 added on 11/17/09 > I have a stable job with no fear of losing it. I make a good income but my wife cleaned me out of most of my liquid assets. So most of my assests are in my IRAs and the house. I am renting out the upstairs of the house which is bringing in an extra $650 a month.<br/> 485242 added on 11/22/09 > I am grateful to those that are loaning me their hard earned money. Believe me I undertstand how hard we all work for our money these days and I honor your commitment.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,910.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sorry to hear your situation and congratulations on your credit score! I have the following questions before I can invest in your loan: 1. Position @ Herndon Plant & Oakley? 2. It appears you have recently joined them. What were you doing before? 3. Can you please, verify your income with lendingclub (Give them a call and they will provide details)? 4. What is the amount you owe your ex? 5. Can you please, provide your monthly recurring expenses (mortgage, utilities, car payments, credit cards, et al) Thank you!	I am a financial analyst with Herndon Plant Oakley for 1 1/2 years now. I originally filled out the form for the loan back in June when my wife first left. Before this I taught high school for six years. Before that I traded gold options in New York on the Commodities Exchange. I went back to work in the financial industry to earn more money because I could not get my wife's spending under control and our savings was going down every month. I have always been a saver so it was the cause of much of the strife in our marriage. Making more money did not help and our marriage still failed for that among various other reasons. I owe my ex the 12,000 I am borrowing and am also paying her car loan, which has a balance of just under 18,000 with 3 1/2 years left on it. I own my car outright. My mortgage is 783.20 a month through Countrywide. Utilities water-appx $85 per month electric appx $170-month cell-$45 cable&internet&phone $115. The only credit card I carry a balance on is a Best Buy card that my wife bought our TV on and I don't pay that off because it is 0%. I believe the balance is just under $900. I use my MC and Discover for most purchases but pay my balances every month.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I actually first filled out the lending club form when my wife first left back in June, but then the divorce process has taken longer that I originally thought, so have been with the firm for 1 1/2 years now. I currently am a financial analyst with Herndon Plant Oakley in Corpus Christi, a well established firm. Before this I taught high school for six years, before that I traded gold options in New York for 14 years k on the Commodities Exchange. My wife was the spender and I am the saver which was a big reason behind our divorce and one of the reasons for me leaving teaching in order to earn more money as I could never seem to get her spending under control. As you can tell from my credit score I do not like having debt and would look to pay it down as quickly as possible. Please feel free to let me know if you have any further questions.
My advice is make sure she signs off on no more payouts! I went through this 10 years ago and the b**ch still bothers me for money. I only give in when I know it is directly for the kids. Good luck and I am glad to help you! I am also happily remarried to a wondeful woman and have no more cash flow issues. I would have loved a lending club back in the day!!	Thank you. That is in the divorce papers. I appreciate your assistance. I'm glad to hear things worked out well in the end for you.

Member Payment Dependent Notes Series 433178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433178	$7,000	$7,000	14.96%	1.00%	November 30, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433178. Member loan 433178 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	wsm trading corp	Debt-to-income ratio:	12.59%
Length of employment:	5 years	Location:	houston, TX

Home town:
Current & past employers:	wsm trading corp
Education:

This borrower member posted the following loan description, which has not been verified:

i have two credit cards with high rate and like to payoff those one and have only one low monthly payment. 515684 added on 11/25/09 > i have credit cards that i like to payoff,i have stable job,and pay my bills ontime<br/> 515684 added on 11/26/09 > I work for WSM ,this is a small organization that sells leather goods,they have retail store and wholesale location,there are four outlets for this organization in houston under diffrent name ,i have been with this company for the last five years,i have additional household income as well,my spouse,we have made last year between both of us gross $103,000.this year so far we have made gross $96000.we were fine till credit card company raised my interest rate,i rather pay someone who helped me before,i borrowed the money before from here,so decided to go this route again,any question pls feel free to ask.thank you<br/> 515684 added on 11/26/09 > i am a senior account manager,i have the tax returns available for the last five years ,can be faxed to lending club on request.<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,018.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please account for your credit delinquency 28 months ago.	it was my house payment first i had a loan from diffrent bank and chase bought this loan but i had sent the payment to old lender,i came to know after two months that one payment was missing,which i took care of it .

Member Payment Dependent Notes Series 438972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438972	$6,000	$6,000	12.18%	1.00%	November 25, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438972. Member loan 438972 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	The Rogosin Institute	Debt-to-income ratio:	6.54%
Length of employment:	< 1 year	Location:	DAYTON, OH

Home town:
Current & past employers:	The Rogosin Institute
Education:

This borrower member posted the following loan description, which has not been verified:

529552 added on 11/23/09 > Hello Investors! I am a recent graduate and have spent the last 4 years in graduate school. With my new Research Associate postion at a Biopharmaceutical company I am now able to pay off my student debt. I intend on paying off this loan before the 3 year term mainly because I would like to purchase a new automobile once this loan is paid off and apply for an auto loan through this website. I think this website is a wonderful opportunity for borrowers and investors and look forward to contributing to the success of this company in both capacities.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	75
Revolving Credit Balance:	$9,382.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at The Rogosin Institute? Since less than a year there, please provide previous employment history. Thank you in advance.	I worked full time at Wright State University (Dayton, Ohio) for 3 years between 2001-2009. During that time I was a full time student for 5 years.

Member Payment Dependent Notes Series 447676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447676	$5,000	$5,000	19.82%	1.00%	December 1, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447676. Member loan 447676 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	HD Segur	Debt-to-income ratio:	5.53%
Length of employment:	2 years	Location:	COLCHESTER, CT

Home town:
Current & past employers:	HD Segur, Philip Jon Insurance Agency
Education:	Eastern Connecticut State University, Hawaii Pacific University, Kaplan University

This borrower member posted the following loan description, which has not been verified:

I am starting up an insurance agency in Manchester, Connecticut and need roughly 25k to shore up cashflow for the first year. We expect to pay the loan off early using the cashflow genereated in years 2 and 3. We do have a comprehensive business plan as well as 5 year projections and monthly projections for the first 3 years. 548595 added on 11/17/09 > I left my sales position to start the agency as of November 16th. My current debts include $220/mo. car loan, $300/mo. housing, and $227/mo. in student loans. <br/><br/>I have good credit with no blemishes. <br/><br/>As far as my job experience. I was an agent for a large Connecticut agency for 2.5 years. During that time I ranked number 2 out of 10 account executives for production. <br/><br/>My plan for the agency is to bring in roughly $500k-$550k in new business premium. Commissions are roughly 15% of premium written. We project positive cash flow throughout the duration of the business, as well as a break even around the middle of year 2. <br/><br/>If you have any additional questions, or would like a copy of the business plan and financial projections please let me know.<br/>

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,025.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of insurance products will you be selling? What is the plan to get $500k in new business premium? How many employees will you have?	We will be primarily selling personal property and casualty insurance. We will also be selling life insurance, however much less emphasis will be on that end of the business. In order to reach 500k+ we will be using a combination of leads from the internet, telemarketing, direct mail, and direct marketing. I have one employee who is also in sales. We will be looking to add a customer service representative in year three, and another salesperson in year 4 or 5.
Do you plan on verifying your income with lending club?	I do. I called them today and hopefully we will be all set.

Member Payment Dependent Notes Series 451027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451027	$14,500	$14,500	17.04%	1.00%	November 25, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451027. Member loan 451027 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,550 / month
Current employer:	n/a	Debt-to-income ratio:	12.98%
Length of employment:	n/a	Location:	Bremerton, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555359 added on 11/07/09 > hi,i will be using this loan to consolidate debt.I have always paid all my bills on time. thank you.<br/> 555359 added on 11/07/09 > i'm not sure what i am supposed to say here?<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	74
Revolving Credit Balance:	$2,057.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 452147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452147	$18,250	$18,250	14.26%	1.00%	November 30, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452147. Member loan 452147 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	David L. Gorman, P.A.	Debt-to-income ratio:	23.12%
Length of employment:	8 years	Location:	WPB, FL

Home town:	Jerome
Current & past employers:	David L. Gorman, P.A.
Education:	Florida Atlantic University, Florida International University

This borrower member posted the following loan description, which has not been verified:

557815 added on 11/17/09 > Due to a sudden onset illness in July 2009, I incurred substantial medical and prescription costs that are beginning to level out. This came at the same time as my finace's income being cut. I want to consolidate and pay off the debt with one monthly payment instead of several.<br/> 557815 added on 11/23/09 > My job is secure, and my health is on the mend! My illness will in no way affect my ability to repay this loan.<br/> 557815 added on 11/24/09 > I appreciate your funding. It will be a great stress reduction for the new year to have this debt consolidated into a stable monthly payment. I have already budgeted the monthly payment in the hope that I'll be able to reach my goal.<br/>

A credit bureau reported the following information about this borrower member on October 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,882.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could the illness affect your ability to repay this loan?	No. I am very thankfully back at full capacity, and although I still have monitoring costs (check ups and ongoing medication), those costs have become manageable. All prognosis are positive!
GOOD LUCK	Thank you very much! I sincerely appreciate it.

Member Payment Dependent Notes Series 454549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454549	$16,750	$16,750	14.61%	1.00%	November 25, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454549. Member loan 454549 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	n/a	Debt-to-income ratio:	10.12%
Length of employment:	n/a	Location:	Arlington, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

562956 added on 11/13/09 > I am in the process of buying an existing positive cash flow Italian restaurant near my home. The business has an established presence of over six years and enjoys excellent local brand recognition. The owner wants to exit the business to pursue his dream of owning a shopping mall. The restaurant is run by a lean and experienced team that has committed to stay with the business in the event I acquire it. I have conducted due diligence over the past few days and have personally observed the flow of the business and am confident about what I have seen to buy this business putting my own capital to risk.<br/><br/>I have extensive experience in running businesses over the past two decades in Asia and in the United States. I was instrumental in building the largest Asian media franchise in the Americas (the USA, Canada and the Caribbean) building it from zero to over $55mn. in sales with operating profits in excess of $20mn. Before that, I was co-founder of a software technology company that was bought out at a significant premium.<br/><br/>I require an amount of about $25,000 to consummate this acquisition. I am extremely confident that the cash flow provided by the business will be more than sufficient to meet the monthly payments. My confidence is borne out by the fact that this restaurant has held its own during the extremely difficult economic period over the past twelve months. <br/><br/>I look forward to a positive result as soon as possible.<br/><br/>Thank you very much.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,341.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your plan to purchase the business and the property associated with it, or just the business?	I am buying just the business. The really advantageous lease will transfer over to me. Based on my prior experience in Texas, returns are not proportionately higher for the higher value that is paid for real estate.
Member, Who will manage the restaurant? Do you have any experience in restaurant management? Thank You	I have limited experience managing food service establishments. However, the key here is that I have spent the last 15 days in the restaurant and the existing employees are very comfortable with me and my wife. The employees have been with the restaurant for an extended period of time and I consider them probably the key resource in this place, other than the brand and the financial history. The comfort of the employees with me was confirmed to me by the existing owner during dinner today. An important point to be noted here is that the current owner has experience of over 30 years in this business and has interests in multiple other restaurants. He has committed his support in no uncertain terms.
Can you provide information on current revenues and margins for the business?	The margins are abt. 22-23% currently. I am sure I can raise it by abt. 1-2% more. I cannot reveal the exact revenues, but it is over $400,000 p.a. Tks. for ur interest. Hope you participate!
Member, I would like to know in what kind of Italian restaurant I%u2019ll be investing. Is it a Pizza joint, neighborhood family, or high cuisine.? What is the price range of the restaurant%u2019s dinners? Thanks	All of the above, except high prices. Seriously. Everything is made fresh daily. Wide range of pizzas (stuffed, stromboli, calzone), good range of pasta dishes. Dinner ranges from abt. $6.95 (very basic) to $9.95. Appetizers go for $3.95. One addl. fact: It is a sit down, takeout and delivery place. Clientele is different between lunch and dinner. Trust I answered ur question. Look forward to ur support. Tks
DO YOU PLAN TO ACCEPT LOAN IF IT DOES NOT FULLY FUND	At this point, I will accept the loan as it is since it is almost funded.
IM IN	Thanks a bunch.

Member Payment Dependent Notes Series 456093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456093	$6,500	$6,500	8.59%	1.00%	November 27, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456093. Member loan 456093 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	Pacer Electronic Wire & Cable Inc	Debt-to-income ratio:	5.85%
Length of employment:	2 years	Location:	CHANDLER, AZ

Home town:
Current & past employers:	Pacer Electronic Wire & Cable Inc
Education:

This borrower member posted the following loan description, which has not been verified:

566115 added on 11/20/09 > Purchasing a used car from a private seller<br/> 566115 added on 11/23/09 > We are two income family. My wife has been at her job for over 10 yrs and is in a management position. I was at my last job for over 20 years and the owner passed away from cancer. He sold the business prior to his death I took another postion with a previous coworker who has owned this business for 15 years or more. I am a sales manager and have been in the wire and cable business for 25 years. We are looking to purchase another car for our son. He has a job and the car is to get him through his senior year and four years of college. We are not looking for top of the line, just a good car that is dependable. We are very responsible adults. Your assistance in getting this loan would be greatly appreciated. God Bless.<br/> 566115 added on 11/25/09 > Between my wife and I, we bring in a gross income of $7164 per month. Again, I would like to thank each of you for your consideration in investing in this loan for us. God bless.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,400.00	Public Records On File:	1
Revolving Line Utilization:	12.80%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 456326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456326	$18,000	$18,000	11.14%	1.00%	November 27, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456326. Member loan 456326 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,375 / month
Current employer:	BFG communications	Debt-to-income ratio:	0.99%
Length of employment:	6 years	Location:	tampa , FL

Home town:
Current & past employers:	BFG communications
Education:

This borrower member posted the following loan description, which has not been verified:

566568 added on 11/16/09 > Excellent credit. Employed with current company for 6 years<br/> 566568 added on 11/24/09 > Fully funded loan will be a great help to cover moving and home related expenses. ALWAYS pay loans on time. Thanks<br/>

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Is the move due to a change in employment?	We am moving locally. We are moving to a house and area more suitable for our child. Schools, etc.
Hello! Investors may feel more confident about lending to you if your Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	thanks
$18K for a move across town? That seems a bit steep. Hell I	This request also includes loss associated with the sale of a home that has lost value since the purchase date.
Please respond to the following: What are your responsibilities at BFG Communications? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Sr Director of Consumer Strategy. I work on long term planning for a CPG client. My wife works PT and takes care of our daughter. My payment on where we are moving will be 500 less than our current mortage, so this payment would not be incremental to our current situation. If I lost my job, my wife would work full time.

Member Payment Dependent Notes Series 457364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457364	$8,000	$8,000	14.96%	1.00%	December 1, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457364. Member loan 457364 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	IT By Design, INC	Debt-to-income ratio:	10.33%
Length of employment:	2 years	Location:	BRONX, NY

Home town:
Current & past employers:	IT By Design, INC
Education:

This borrower member posted the following loan description, which has not been verified:

568504 added on 11/20/09 > This is to consolidate personal loan. This loan will be paid off shortly. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,124.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last 2 delinquencies? Do you plan on paying off the loan before the 3 year term? Thank you in advance for your answers.	I wasn't aware i had 2 delinquencies. I've been paying of my debt well and on time for every account. Let me take a look at my credit report and get back to you on that.
Q: 1-Position at IT By Design Inc? 2-What services does IT By Design provide? Thanks. I invest after receiving answers. LOL.	We provide IT consulting to NY, MA, PA, DC areas. My position there as an Account Manager is pretty exciting. I've never been to much into computer, but i am now!

Member Payment Dependent Notes Series 457700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457700	$12,000	$12,000	8.94%	1.00%	November 27, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457700. Member loan 457700 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	JUDYS GROUP.INC	Debt-to-income ratio:	6.00%
Length of employment:	10 + years	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	JUDYS GROUP.INC
Education:

This borrower member posted the following loan description, which has not been verified:

569235 added on 11/13/09 > Hello,<br/>I am starting a business in my origin country (Romania). It is going to be in canvas printing and I need this money for the printer.<br/>Thank you for your help,<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,457.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 458452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458452	$12,000	$12,000	11.83%	1.00%	November 25, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458452. Member loan 458452 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	nucor steel	Debt-to-income ratio:	15.16%
Length of employment:	< 1 year	Location:	bradley, IL

Home town:
Current & past employers:	nucor steel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,893.00	Public Records On File:	1
Revolving Line Utilization:	58.20%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I was with my prior employer for approx 3 years and unfortunately he had to lay me off and thank god for unemployment i was able to maintain my bills. the only difference was i had to use my credit cards and wasnt able to pay them off monthly like i was when i was working. I had to make repairs to my vehicle and some months i needed to buy groceries with them. I've worked solid for over 20 years.
Please give us a detailed accounting of how this loan will be used. Thanks and good luck.	I faxed a generic plan for my loan to lending club. My plan is to consolidate my credit cards and a personal loan in which my combined interest is 52%-total approx $8,100.00.I plan on moving into my own residence because I'm currently living with my girlfriend, and i will need approx $1,200.00 to establish that.I'm also planning on getting major work done on my 1995 pickup[my only vehicle], work that i cannot do myself, approx $1,100.00. I'm very thankful for any assistance.Total--$10,400.00. The remaining balance i've requested is to buy some furniture and minor last minute things for my new residence. Thank-you.
What is the reason for the public record on file?	Only thing i can think about is the fact that i filed bankruptcy after my divorce, but i have worked hard since then to build my credit up and keep it that way. It's been 8 years.
What was the reason for your Public Record? Your revolving balance is $4,893 and you are applying for $12,000. What will the balance be used for?	Bankruptcy 8 years ago after my divorce, and since then i've worked hard to build on my credit score, and i'm proud to have good credit and i will keep it this way. My plan for the loan : Credit cards/personal loan-- Approx$8,100.00 Establish residence----------- Approx$1,200.00 Major work on my vehicle----Approx$1,100.00 Total--------------------------------------$10,400.00 I do most of the work on my vehicle but i need major work. The remaining loan monies will go for a few pieces of furniture and last minute minor things.

Member Payment Dependent Notes Series 458675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458675	$9,000	$9,000	8.94%	1.00%	November 27, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458675. Member loan 458675 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Tufts University	Debt-to-income ratio:	17.70%
Length of employment:	1 year	Location:	Milton, MA

Home town:
Current & past employers:	Tufts University
Education:

This borrower member posted the following loan description, which has not been verified:

571094 added on 11/23/09 > Job status very stable. Was in previous position - 8 years. I am currently paying enough to credit card balances to pay this loan off in 2 years and pay for all new purchases with cash. I have over 30k in retirement savings.<br/> 571094 added on 11/24/09 > I own a home in Milton, MA - 5th best place to live in the country - Money Magazine.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	73
Revolving Credit Balance:	$17,870.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 458962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458962	$6,000	$6,000	11.83%	1.00%	December 1, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458962. Member loan 458962 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,875 / month
Current employer:	sause bros.	Debt-to-income ratio:	4.48%
Length of employment:	1 year	Location:	LYNNWOOD, WA

Home town:
Current & past employers:	sause bros.
Education:

This borrower member posted the following loan description, which has not been verified:

571765 added on 11/16/09 > Hello and thank you for considering my loan application. =) Sorry for being so vague before with this, I just haven't done anything like this before. I am currently attending a two year maritime University in Seattle Washington. The company that I work for Sause Bros. hired me to go to this Institute and to work out at sea on their tug boats. The school is called Pacific Maritime Institute.(PMI) I am attending the school to obtain my Mates 500-1600 tons oceans and near coastal license. I have to finance the schooling myself though and I have financed half of the tuition so far, and have been enrolled for one year. I still have the remainder of the tuition to pay for and that is why I am requesting this loan. I am payed while out at sea and while I am on land in class: and after I complete the course and receive my license, the full tuition will be given back to me over a period of three years. Also after completing school within the next year I will earn mate wages of around $70-85,000.00 a year. I love the sea and I love this new carrier I just need a little help to cover schooling right now. Hope this might answer a few questions you might have had if you have any more please let me know. Smooth sailings and fair winds.<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,458.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 459067

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459067	$6,500	$6,500	8.59%	1.00%	December 1, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459067. Member loan 459067 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Jackson County Sheriff	Debt-to-income ratio:	12.28%
Length of employment:	2 years	Location:	Lula, GA

Home town:
Current & past employers:	Jackson County Sheriff
Education:

This borrower member posted the following loan description, which has not been verified:

571979 added on 11/23/09 > Haven't used a credit card in over a year and just want to get rid of them entirely.<br/> 571979 added on 11/27/09 > My total household income is $4500 a month.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,437.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give a rough breakdown of your Revolving Credit Balance? Thank you.	The only credit cards I have are 2 that total $6500. They were basically used for our wedding and for my engagement ring. The other that shows up on my profile is actually a home equity loc. Its considered part of my mortgage but I'm not sure why it shows up there. My total mortgage is less than $500 combining the 2. The $6500 will clear all credit cards.
Can you explain the 2 credit inquiries in the last 6 months? What were they for?	One was for ING Mortgage. The other was probably for Prosper.com. They didn't end up funding the interest rate I requested so I didn't go through with it. This site has a MUCH better rate. And it seems to be funding fater.
Does your household have any additional income beyond the 2500 a month that you have listed in your loan request?	Good question. Probably should have posted it. My husband have a combined monthly income of $4500.

Member Payment Dependent Notes Series 459303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459303	$5,500	$5,500	12.87%	1.00%	November 27, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459303. Member loan 459303 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$800 / month
Current employer:	Hallmark Marketing Corp. & Mosiac Inc.	Debt-to-income ratio:	4.75%
Length of employment:	1 year	Location:	ARROYO GRANDE, CA

Home town:
Current & past employers:	Hallmark Marketing Corp. & Mosiac Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

572426 added on 11/11/09 > I wish to transfer credit card balance with hire rate to a lower lower rate. I have a secure job with a good company.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	24
Revolving Credit Balance:	$253.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	My husband has been working in the computer industry for 15 years. I was a housewife for 15 years taking short term babysitting jobs for friends and neighbors. I didn't need a job until a, so called, friend stole my credit card and used it to charge $14,500 on it. We made a deal with him to pay the money back but he reneged on the deal. We took him to court, he was charged with fraud, and told to pay back the money. As of yet we haven't seen much from him and probable wont. So I had to get a job to pay back the credit card company. At the the interest rate the credit card is at it is almost impossible to pay it off in a decent amount of time. That is why I am applying for a loan with a lower interest rate.
I'm very sorry to hear about what your "friend" did to you, and just wanted to tell you that I will be funding part of your loan, just wish I could offer more.	Thanks. I know I've learned an expensive but valuable lesson.
Your income is listed at $800. What is the total household income? If the debt was 14, 500, why is the loan request only 5,500? Best wishes	The $800 is per month and is only my income. Our total annual income is $120,000. I actually requested $23,000 because that is what the total has grown into, including lawyers fees, but Lending Club is only requesting $5,500.

Member Payment Dependent Notes Series 459316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459316	$22,400	$22,400	16.70%	1.00%	November 25, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459316. Member loan 459316 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Loyola University Maryland	Debt-to-income ratio:	8.30%
Length of employment:	< 1 year	Location:	TALLAHASSEE, FL

Home town:
Current & past employers:	Loyola University Maryland
Education:

This borrower member posted the following loan description, which has not been verified:

I work as a professor at Loyola University and during the summer time when I am not teaching, I return to my home in Florida to care for my parents and do research. I teach Finance to MBA and undergraduate students and will have no problems repaying this loan. If you invest with me, you can expect to earn a timely and certain payment with a handsome ROI for yourself. As for my monthly income, I am paying my student loans back and investing in the stock market. I am seeking this loan to purchase land as this new investment recently came across my sight. I ask that you invest with me because I respect the value of money and investing and have reliable income from a well-established source.<br/> 572451 added on 11/10/09 > Please ask me any questions!<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	34	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,717.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wednesday, November 11th 2009 Virginia 5:45 AM ET. Small investors working together fund LC loans. Questions I have about your $22,400 Real Estate loan application are: 1. Length of Employment at Loyola University, MD reflects less than 1 year. Please provide work history for 4 years PRIOR to Loyoloa Univeristy. 2. Car payment(s) per month are? 3. Credit Report reflects $11,717 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) 4. Student loans repayments are $ per month? 5. Narrative describes purpose of loan as ..."land purchase"...What type land(s) are your purchasing? Raw (unimproved) land? Improved land? Residential zoned land? Or commercial zoned land? Or what? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers.	Thank you very much for your great questions! Here are the answers??? 1. This is my first semester at Loyola as a professor. I began in August after finishing up grad school. Before joining Loyola, I was employed by the University of New Orleans for 4 years as an Instructor who taught classes while working on my doctorate degree. 2. My car payments are $218.44 per month ( I leased a maintenance free VW Jetta where the dealership performs all scheduled maintenance at no additional charge). 3. My credit card balance of $11,717 requires a reasonable $260 per month minimum payment. I have been adding an additional $200 dollars per month to this to gradually bring it down. Therefore, to specifically answer this question I pay $460 per month. 4. My student loan payment is $54.16 per month and is a private student loan from Citibank that I borrowed while attending graduate school in Florida. 5. As for my investment, I am seeking this loan to purchase raw (unimproved) land near my permanent home in Florida. I am seeking to buy this land with the intention of building my next home on it in a few years (when this loan is paid off in its entirety). The realtor listing this raw land on behalf of the seller has been very helpful and the prices are excellent given the difficulties in the real estate market. Lastly, I???ve never made a late payment. Please keep asking me questions as I really am excited about this business opportunity between you, the investors, and myself.
Hi, I see that you've only been with the university for less than a year. Did you have any employment before you started? And if so, what position and for how long? Thanks	Hi Ron55 - Please see my previous answer that I just posted. If you have additional questions, please do ask. Thanks for your inquiry.
11.11.2009 Hi Professor, Thanks for your detailed reply. Florida "raw land" prices are now either at, or very near, "bottom of the real estate trough". Now is time to purchase Florida raw land for future development. My monthly $$ transfer posts tomorrow to LC investor account. After posting, I will invest minimum $250, up to maximum $500, to help fund your $22,400 real estate purchase loan. FYI: $20,000 to $25,000 range loans usually require full 14 days listing to attract maximum number small investors to ultimately fully fund loan. Final 25% to 33% often funds within last 2 business days that loan listed for investor consideration. Borrowers having either active or retired academic backgrounds (community college, college, university instructors and profesors, school teachers), federal, state, municipal civil service, military sources of income are much in demand. Therefore your loan may fund more quickly, i.e. 10 days to 12 days.	Thanks very much for your support and positive comments. The land that I am seeking to purchase is in North Florida which did not participate nearly as much in the crazy real estate boom that South Florida experienced. I???ve watched the prices for land for some time and feel very good about this purchase. Also, thank you for your investment and service to our country.
Will you explain the 34 credit lines you currently have open?	Dear clarkj74, Thank you for your question. When I was in college (undergrad and grad school), I took out subsidized student loans for a few semesters. Each semester's loan appears on my credit report as a 'credit line' because the loan was distributed on different dates (e.g., spring semester, fall semester, etc.).
Please give us an idea of your total monthly expenses. Thank you	Hi roadtrip, Basic monthly expenses are the following: Car: $218.44 Rent: $675 Credit Card: $460 (this includes extra money in addition to the minimum payment) Food: $400 Gas: $120 Student loan: a little less than $60 Car insurance: $110
Please provide verification of your income from your full time job to Lending Club. This will help you get funded.	Hi hawkeye52241, I submitted everything to Lending Club two days ago. Anytime now they should be approving the loan and showing my income as verified. If you could please check back soon, I am sure that this will be taken care of.
Hi Professor, Loan 75 percent (plus) funded. When 100 percent funded, are you accepting loan? Or declining? in order to shop loan elsewhere? Just curious. RetiredUSMCInvestor. LOL.	Thanks for your question USMCInvestor. I will accept the loan from Lending Club once it is fully funded.
Borrower, Is the $24,200 the sole purchase price of the land? If not, how much more of the price will be an additional loan? Thank you.	Hi Starman, The price of the land is $50k. I have the difference ready in personal savings but this loan will provide the difference that will allow me to purchase this land outright and pay Lending Club back over a reasonable time period.

Member Payment Dependent Notes Series 459431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459431	$12,000	$12,000	11.14%	1.00%	December 1, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459431. Member loan 459431 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Advanced Dental Associates	Debt-to-income ratio:	23.20%
Length of employment:	2 years	Location:	Palmerton, PA

Home town:
Current & past employers:	Advanced Dental Associates
Education:

This borrower member posted the following loan description, which has not been verified:

572678 added on 11/17/09 > I want to consolidate my debt into one lump payment and get out of all the little debts so I can concentrate on buying a house. I always pay my debts in full.<br/> 572678 added on 11/17/09 > Part of this loan will allow me to pay my mother back I am paying her monthly but due to some unexpected emergencies she could really use the money back now by applying for this loan I hope to be able to do this.<br/>Another part of the loan will go to consolidate credit cards debt and my cats vet bill he was really sick.<br/>Another part of the loan will fix the body damage on my car I didn't turn it into insurance because it was my fault.<br/>And finally to consolidate my medical bills.<br/> 572678 added on 11/23/09 > To the person who asked about the break down of other debt I also have dental bills totaling 700 dollars and I need more work. I'm sorry I forgot this one.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,663.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but I need more info: 1) Your total monthly expenses are? 2) Please also break-down your monthly expenses. Thanks and good luck with the funding!	Total monthly expenses from a quick calculation between 2350 and 2600 depending on the month. Remember with this loan that med/den/vet, credit cards, and loan from mom will be consolidated. The will also allow me to have my car repaired. Car payment 415 Rent 420 Insurances 535 Phone 80 Cable 50 Credit Cards 150 Med/Dent/Vet 200 Loan Mom 100 Food/Misc 400
Thank you for the monthly break down of the living expenses. Your outstanding debt appears to be less than $4000 (as reported by Lending Club). Given the loan is for 3 times this amount could you list outstanding debts and your your priority for paying them? At this point I am assuming the CC debt is the only one reported and the balance is either from your mother or the doctor/vet bills. Thanks in advance...	vet bills 1000 car repair 1000 est could be higher(needs to be done my fault so I didn't report it tapped a guard rail) mom 2500 second vehicle 1500 (I'm allocating) Doctor Bills 500 I also need a new bed and living room furniture. Its multipurpose loan.

Member Payment Dependent Notes Series 459573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459573	$25,000	$25,000	18.78%	1.00%	November 27, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459573. Member loan 459573 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Methodist Healthcare System	Debt-to-income ratio:	11.64%
Length of employment:	9 years	Location:	San Antonio, TX

Home town:
Current & past employers:	Methodist Healthcare System
Education:

This borrower member posted the following loan description, which has not been verified:

572953 added on 11/12/09 > This funds are going to be used to buy kitchen equipment for the restaurant. I'm the owner of the restaurant that will open by March 1st,2010 and I will continue in my job position as a nurse. I do not have any personal credit defaulted. My monthly budget for the restaurant is $11,560 including the payments of this loan. I'm a good borrower because I take money seriousle and I would'n ask for this loan if I know I couldn't pay back.I hope you give me this opportunity to succeed in my venture.<br/> 572953 added on 11/13/09 > I believe in capitalized this is why i'm asking for this loan. I have $30,000 among my own savings,ROTH IRA and 401k that I prefer to keep as a back up and not use all I have and not having a back up plan in case of failure. I've auctioning equipment so my start is at the lowest possible budget. I also have an Associate Degree in Food Science that I would like to practice and I see this endeavor as a great challenging opportunity.<br/> 572953 added on 11/13/09 > The Greek Tavern is going to be open for lunch and dinner 6 days out of the week.We will be offering a simple fresh homemade menu,including serving beer and wine. People would be able to seat and enjoy the greek-american atmosphere for family,friendship gathering or business meeting while you play chest or backgammon or other board game while eating or drinking your favorite beer or wine with an appetizer.<br/> 572953 added on 11/13/09 > We will offer seasonal homemade plate specials ex:green bell peppers filled with rice and meat, homemade pasta with out homemade marinara sauce.Residents from Bandera,visitors and tourists do not have the choice of homemade meals served in the restaurants at Bandera.As we tried all of them, they all have pre-frozen, canned or premade meals and ingredients wich is not different than a frozen meal from supermarket.We will make the difference!<br/> 572953 added on 11/13/09 > The building that we are renting has a potencial for an outdoor dinning in the sublevel with a creek view.This would be the next step after The Greek Tavern is more solid.This building is located in the main street, 2/10 mile away from Main Street.Everybody has to pass or drive by in front of the building to get to Bandera.<br/> 572953 added on 11/13/09 > My first marketing strategy will start with a direct invitation to all City Hall administration. I will set up an interview with the radio station and the local newspaper.We will announce grand opening with a banner across Hwy 16.There are 2 family practice centers, physical therapy and homehealth agency that will offered a special discount for first guest visit and promoted as "live longer,eat greek meals".There is a golf course and >5 RV vacation camps that will also receive a gift as first guest at The Greek Tavern.<br/> 572953 added on 11/17/09 > Let me tell you about our operation. The Greek Tavern will have self serve system. The client will order at the register, pay and obtain the drinks, then the client will be called to the server counter to pick up the order. The kitchen and the cash register will be located in the same area. The total of people working here will be 2-3 depending on how busy will get. Depending on how we do, we would like to offer a differente dinning experience.Set up tables with white table cloth and candle light/soft music and a server taking the order would be offered once a week or week end or every evening. This second service will give to Bandera residents/vacationers and daily visitor a special way of dinning. There is nowhere in Bandera to have a nice dinning experience! The Greek Tavern would feature 2 restaurants in one!More information coming up....and thank you for believing in The Greek Tavern, we will not desapoint you!<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	54
Revolving Credit Balance:	$33,761.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $25,000 loan application are: 1. $6,667 reported monthly gross income yourself? Is there another income earner in your household also? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $33,761 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID and NOT total monthly MINIMUM payments that must be paid.) 6. Will any of loan be used as	Type your answer here. No, the other income is my husband but he is going to stop working in his job and work full time at the restaurant.
Please provide a rough breakdown of your Revolving Credit Balance of $33,761.00	Type your answer here. Those are credit cards $ 10,000 Bank of America, $4,500 Edward Jones, $4,500 JCPenney,$3,500 Sears,$ 3,500 Lowe's, $4,000 Chase.
You will receive an email when the borrower answers your question.	Perfect, I look my e-mails several times per day.
Please answer the other questions that RetiredUSMCInvestor asked. Thank you.	I' sorry but this is the last question (#4) on my account. Would you please re-send your questions. Thanks.
Please provide verification of your income from your full time job to Lending Club. This will help you get funded.	How do you want me to reported to you? Salary Slip or W-2?
Here are the remainder of the questions posted by RetiredUSMCInvestor :3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $33,761 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID and NOT total monthly MINIMUM payments that must be paid.) 6. Will any of loan be used as	Mortgage $1,660;SUV paid in full, no car payments;Total of CC payments is $667 the minumun total payment is $560. I have low %rates from 4.99% to 15.99%. Question #6 is incomplete, please resumit.
Sorry, I just copied what was posted by RetiredUSMCInvestor, which was incomplete, so I don't know what the rest of the question was. Hopefully RetiredUSMCInvestor will see this and finish the question! Thank you for answering the ones you were able to answer. Now I have a question. How would you fit the monthly payment for this loan into your budget if you took in zero $ from the business for 2 years?	First I would like to tell you that I only need 22 customers for lunch and 22 for dinner in 6 days over 4 weeks spending $10 each without counting beer and wine consumption to make it even. In the event of loosing money I have the ability of working as agency nurse for extra money. I would only need to work 4 more days in a month to pay this loan (about $1,000 mo/pmt)since I only work 36 hrs per week (3 days)My budget for this business is $11,670 including this loan and I would use my buck up money to meet the budget in combination with all the marketing strategies that I learned in the courses I took before I lay out the plan for this business.
If you had 44 customers per day, 6 days a week, who each spent $10., you would gross ~10.5K in 4 weeks. What would it cost you to handle accomplish that? Cost of the facility, overhead, food, equipment, labor, bookkeeping, accounting, licenses, insurance, etc? You say your budget for the business is $11,670. What does that mean? Is that what you have calculated your monthly expenses to be? Please clarify.	Yes, that is the monthly budget for the expenses.This is the estimated breakdown: rent $500;Gas$400;Elec$500;Water$350;Loan$920;Leasing$650;Supplies(food,beverage,Etc)$2,000;Insurance$450;3salaries @$7.50/hrx35hr/wkx4wks=$3,150;Xtrs&repairs$2,500TOTAL=$11,420 approx.Quick book will do the accounting(computer program).I have all the permits and licenses done.
IF LOAN SHOULD NOT FULLY FUND WILL YOU ACCEPT PROCEEDS	Yes
IM NOW ON YOUR SIDE, GOOD LUCK	Thank you, The Greek Tavern will not disappoint you.
WHERE IS IT LOCATED	In Bandera, Texas.

Member Payment Dependent Notes Series 459630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459630	$10,000	$10,000	12.53%	1.00%	November 25, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459630. Member loan 459630 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Brownsvile ISD	Debt-to-income ratio:	0.65%
Length of employment:	2 years	Location:	Brownsville, TX

Home town:
Current & past employers:	Brownsvile ISD
Education:

This borrower member posted the following loan description, which has not been verified:

573053 added on 11/13/09 > I plan to use the funds to approach a car dealership with cash and not haggle with financing through the dealership. I would like to see what kind of deal I could get paying in cash.<br/>I am a single, high school football coach, in my second year of coaching and have very little expenses with a fairly decent salary. <br/>I feel my job is very stable as I work as an educator and coach.<br/> 573053 added on 11/14/09 > I'm looking for a 1-2 year old Ford F-150 with 15k - 25k miles.<br/>Through my research I believe the vehicle will cost in the area of $25k. I have $5K saved to add to the loan I receive through LendingClub.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$383.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Do you have a specific year, make and model in mind? Investors may feel more confident about lending to you if your (1) Gross Income was verified and/or (2) Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	I will call them and hopefully get the process expedited. This is my first request on this site, so I'm not quite familiar with all the processes. Thank You.
My past few vehicle purchases have been cash. I found that the dealers prefer financing over cash, but with the current state of the economy perhaps that has changed. Good luck to you.	Thank you. I have a friend who took cash to a dealership and had good luck with the method. Maybe it was a special situation, I'm just looking for the upper hand and hoping the dealers eyes will get big when they can make an all cash sale.
Personally I talk to the fleet manager and have him order me a car and avoid that saleman	Thanks for the info, I'll keep that in mind. Can you do that for used cars though?
If you have $5K in savings and receive a $10K loan through Lending Club, how are you going to pay for a truck costing approximately $25K?	Lending Club reduced my loan to $10K last night, I have more in my savings but I was hoping not to keep a bigger cushion. I will have to take more out of my savings now and maybe shop for a slightly cheaper vehicle.
While I understand the appeal of a cash sale on a car for you, I don	Where is the rest of the question...

Member Payment Dependent Notes Series 459730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459730	$10,000	$10,000	11.14%	1.00%	November 27, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459730. Member loan 459730 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Domenico Valentino	Debt-to-income ratio:	5.16%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Domenico Valentino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,656.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will the monthly loan payments fit into your budget? What are your currently monthly living expenses? Previous employment history?	Hello, The monthly payments will fit in just as a payment for anything important would I suppose. My payments include expenses such as cellphone, electricity, gas, laundry, groceries. None of which are excessively high.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Hi there, Sure! I moved to Brooklyn last year around this time. From last November until this past June I was managing a boutique wine shop about ten minutes down the street from me. I was paid under the table (small "Mom & Pop" type place). Prior to my move to Brooklyn I was living in Napa Valley for two years. There I worked at a winery (Domaine Chandon) and received a healthy salary plus full benefits. Prior to those two years I was attending undergraduate at St. Lawrence University, substitute teaching, and bartending. Currently I am also doing a bit of freelancing on the side. Thank you very much for your consideration. Cheers.

Member Payment Dependent Notes Series 459777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459777	$25,000	$25,000	15.65%	1.00%	November 25, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459777. Member loan 459777 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Danlyn Controls	Debt-to-income ratio:	13.88%
Length of employment:	1 year	Location:	Roseville, MI

Home town:
Current & past employers:	Danlyn Controls
Education:

This borrower member posted the following loan description, which has not been verified:

573371 added on 11/14/09 > I am starting a business of Property Management/Real Estate.<br/>I need this loan to help with credit card debt, increase business credit and help purchase homes to fix up and resell. I would like to give some families achance to own a nice home. Hope you can help a new determined business owner out.<br/>Thank you for your time.<br/> 573371 added on 11/14/09 > Correction to original loan description: Our personal credit card debt was approx $1000 personal use. We spent $21,000 on our personal credit card to finance business to this point.<br/> 573371 added on 11/14/09 > Credit rating 850 prior to $21,000 for Real estate club/Essential Planning/Tax Club/Bookkeeping Club. 9 yr Chrysler employee until 3/9. Experienced carpenter/ plumber/ journeyman electrician. Use loan and our funds to buy/sell and pay down credit card.<br/> 573371 added on 11/17/09 > My wife,an RN,is working (slowly)on Master's. She is unable to continue as RN due to severe fall down basement steps after 2nd 16hr shift. Now a professional home stager, she will stage homes we buy and work with area agents to stage other homes on the market. (Our business plan includes: buying, selling, renting, staging.) ASK any real estate agent- staging sells homes quicker. With my dad and father-in-law I built a 2 1/2 car garage with above apartment for my mom. We did all the work ourselves from scratch and followed up with appropriate permits & inspections. My dad has same business in another area of state and now owns 16 homes. I am a dedicated hard worker and I know we can be sucessful. Prior to starting business, we paid credit card in full each month. We plan to pay loan quickly if this is best for our contributors. Thank you.<br/> 573371 added on 11/17/09 > If we use more personal finances, we will end up paying taxes on that money,again,when we reimburse ourselves.<br/> 573371 added on 11/20/09 > Are there any additional questions I can answer for my investors? Please let me know. Thank You<br/> 573371 added on 11/23/09 > Thank you for your support. We know our company is going to be successful... I should have used our best example: My wife had to move here suddenly in 2000 to care for her terminally ill parent and personally pay $50,000 in medical expenses plus funeral expenses for other parent. She rented her home in KY because she was unable to return to sell. The family renting were great for years but fell on hard times & the property manager failed to report it. The property was in shambles & decreased in value from $82,000 to $35,000. My dad & I beautifully renovated the home & property costing $15,000. We sold 10/08 for $91,000 in only 3 weeks in this failing real estate market. I hope this helps further investments. In our area there are many foreclosures at $9,000 to $39,000 and are selling quickly if renovated. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,170.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.13.2009 Questions I have about your $25,000 loan application are: 1. Position @ Danlyn Controls is ? 2. $5,417 reported monthly gross income yourself? Is there another income earner in household also? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $22,170 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID and NOT total monthly MINIMUM payments that must be paid.) 6. Loan application category	1. Electrician 2. 5,417 is the projected monthly income for my business. no other income earner. 3. Have a mortgage of $527.00 4. Car payment of $275.00 5. $1500.00 I also have $206,380.00 in liquid assets.
What do you plan on using this loan for? Why should we fund this loan? How will making the loan payments fit into your budget? Thank you in advance for your answers.	$12,000 will pay on credit card. The rest help me purchase a home to fix up and resell within 90 days. I have no question that I can follow through with this goal. By allowing me to build up our business credit and buy and sell houses.
5,417 is the projected monthly income? What is your current actual monthly income?	$2880.00
What is the purchase price of the property you plan on buying? Do you plan on paying in full, in cash? What are the repair costs? Convince me that you would be able to flip it in 90 days.	$9,000.00, will pay in cash. Repair costs are $10,000.00. I am going to do the work myself. I already have a list of buyers, just need to get started as soon as I can.
When is the closing scheduled for? Why not use 9K of your $206K in liquid assets to pay for it if you are in a time crunch?	We are only looking at this home (among others) at this time. The 206K are personal assets. We were instructed by the Business Credit Club when joining not to use personal assets for the business and the Club would help us find business loans and credit. We have invested $21,000 of our pesonal funds to get this business started and are trying to save and pay monthly personal finances (home, etc) until we can buy/sell several homes and have that income invested into business to prevent need for future business loans... Thank you
What precisely have you used the 21K of your personal funds for in the business so far?	Computer, The Tax Club, Essential Planning with Business Plan, All Access Bookkeeping Club, Small Business Credit Solutions, Dean Graziosi Real Estate Investing Center & Interacting Training System. ADD to info- 9 yr Chrysler Employee,lost job 3/9, High unemployment in Michigan, Experienced Carpenter/Plumber/Roofer and Journeyman Electrician... High foreclosures in Michigan warrants buy/sell investment business. Previous credit rating 850 prior to spending $21,000 on business since 9/9. Will be using own funds to buy more. Just need a start.

Member Payment Dependent Notes Series 459855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459855	$20,000	$20,000	11.83%	1.00%	November 27, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459855. Member loan 459855 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,833 / month
Current employer:	JKR Defalco Advertising	Debt-to-income ratio:	22.64%
Length of employment:	10 + years	Location:	Longwood, FL

Home town:
Current & past employers:	JKR Defalco Advertising
Education:

This borrower member posted the following loan description, which has not been verified:

573525 added on 11/13/09 > payoff Credit card Debt.<br/> 573525 added on 11/15/09 > I plan to use the funds to consolidate credit card debt. I went through a divorce a couple of years ago and incurred significant debt. My credit report is impeccable. I have a great job that I have been with for 11 years. When I was divorced, I gave the ex the home and most of the assets (for the children???s sake)<br/>I purchased a condo and have the same problem as a lot of Americans I am upside down. No equity. More importantly, I have been making all my monthly payments and will continue. Never have had any late payments. EVER!! Just want a lower APR. Also my income in application is for this year. I made over $200 last year. Because of the recession it is down some. <br/>P.S. My Income is completely verifiable.<br/><br/>Thanks!!<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1974	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,654.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please contact Lending Club to do an "income verification?" They will let you know what documents are necessary to complete this extra step that makes lenders more confident in lending. Thanks!	I emailed 2007 and 2008 1040's 3 days ago Thanks
Any reasons why you have not answered the previous 3 questions? I concede the second question you answered with ais000, but I would like the 3rd one you received answered. Matter of fact, perhaps the 1st one should be done as well, as I would also like convincing. (Lenders can see questions that was asked of you when the listing is not in full view... :) ). Thank you.	Because the questions where quite ridiculous. My credit, income and time employed said it all. Not to mention that it was all verified. I knew that I was going to get funded quickly, and that's what happened. This was a no brainer for the investor. Little risk and a lot of reward. Thanks

Member Payment Dependent Notes Series 460090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460090	$13,000	$13,000	21.21%	1.00%	November 27, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460090. Member loan 460090 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,000 / month
Current employer:	n/a	Debt-to-income ratio:	10.45%
Length of employment:	n/a	Location:	El Paso, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

573933 added on 11/13/09 > I plan to use these funds to start up by business. Equipment, supplies, and initial payroll. My business will stabilize after the first few months once residual income kicks in. I have a solid credit history, no late pays in the last 3 -5 years. My monthly budget is $13K of gross income, which puts me in a good position to payback, however, startup expeses are high, therefore I am needing capital. Job is stable. I've been working for a leading insurance company for over 8 years, and recently decided to become an agent/broker for the same insurance carrier. I am willing to provide income documentation. I am a serious borrower, low-risk. Appreciate your consideration in this loan investment. I am more than happy to answer any specific questions.<br/>

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	29
Revolving Credit Balance:	$14,718.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your listing shows no employer. Please explain the delinquency 29 months ago?	Delinquency 29 months ago was disputed on my credit bureau. It was a movie rental store that wanted me to pay for a movie that i had already returned. I offered to pay for a dvd replacement- but was being asked to pay for an outrageous amount of replacement income on one dvd. I disputed it and look forward to it falling off my file. I am currently self employed-working as a broker for a leading insurance company.
$24,250 loan questions: 1. Curent position is insurance agent. My understanding is you are opening own broker/agency with same insurance company. Correct? 2. Housing payment $ pm? 3. Car payments $ pm? 4. Credit Report reflects $14,718 revolving credit balance. CC $ payments pm are? (Total actually PAID and NOT total MINIMUM payments due.) 5. Business Loan requested is	Correct- I've worked for a leading insurance co. And recently opened up my own agency with the same company. Monthly rent is 700. Car payments are 720 combined for two loans. Combined cc payments are $220. $24250 requested.
How are you calculating your gross income? How many accounts will you be starting with? And, what is your expected net income for year 2010?	My gross income is based on the production goals for my office. I get paid anywhere from 6K to 8K, twice a month. I've got approx. Please elaborate on your question in reference to the accounts I'll be starting with. I'm not sure what to answer on that one. My expected net income for 2010 is approximately $85K-$105K.
Membr 393576 Q was about the accounts you will be starting with that will help produce the esitmated 85k-105k. I am interested also on what you base your projected income. Can you elaborate? How many	Sure-let me clarify. Im starting with approx. 900 accounts- average auto yearly premium of about $600. My comission is approx. 10% on these residuals, which i receive on the given month the policy contract renews. This totals to 54k spread over 12 months- so about 4-5k monthly just on renewals. I expect to produce the same amount (900 a year) that i inherited. I also get about 10% of what i produce. Total-conservative estimate is $100k Please let me know if this helps.
Either LC HO (or yourself) reduced loan from $24,250 to $13,000. $13,000 loan will easily fund 100 percent. Question: Intending to accept $13,000? Just curious. RetiredUSMCInvestor	Answer: lc reduced amount because of length of time credit has been established. My oldest account is 10 yrs old- im a young guy. I was initially looking for $24k, still am. But will take the $13k.

Member Payment Dependent Notes Series 460100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460100	$8,000	$8,000	12.18%	1.00%	November 25, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460100. Member loan 460100 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	express energy	Debt-to-income ratio:	19.32%
Length of employment:	2 years	Location:	PARADISE, TX

Home town:
Current & past employers:	express energy
Education:

This borrower member posted the following loan description, which has not been verified:

573954 added on 11/18/09 > used to pay off hospital bills and credit card's<br/> 573954 added on 11/24/09 > I want to thank you all For your help in Funding my Debt<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,707.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I was a full time student and then i worked full time at HomeDepo for 2 years. (left for Better pay)

Member Payment Dependent Notes Series 460101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460101	$15,000	$15,000	15.31%	1.00%	November 27, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460101. Member loan 460101 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	5.26%
Length of employment:	n/a	Location:	oakhurst, CA

Home town:	Cleveland
Current & past employers:
Education:	some college

This borrower member posted the following loan description, which has not been verified:

We are a family owned business - Providing many services along with acomplete decorating and flooring store in Northern California in the mountain area. Our business name is: AFC Inc- we have been in business since 1995 in the same area. We have established a good reputation in the area. I am a licensed contractor in 4 trades- painting, tile, carpet and,one being a general builder. We also do water damage and rot repair, deck installation and repair as well as installation of carpet, tile laminate etc. We sell all types of flooring and in houseinstallation. Recently we became a paint dealership- whereby we do color matching answer painting problems and mix colors. I have been a licensed painting contractor for the past 22 years and bring a lot of experience to the table. We are in need of funds to purchase more paint supplies and pay off our mixing equipment- all to service the area to make sure we have a good supply of paints etc for our customers. We are presently setup and running now. Kelly M turned over several local painting contractors already buying from a Kelly M. store 50 miles away, so we have gotten off to a good start but need some financial help . Payoff; We are hoping to get back an investment we made a few years ago in this coming March or so to pay off this new loan request.. This investment in question just got refinanced and we were told that we will be paid off on it soon as stated above. We confidently feel that the Kelly M. paint name and products it offers will in a short time give us more diversity in the community and more profitability with your help.

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1975	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	81
Revolving Credit Balance:	$8,394.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$18,000 loan questions: 1. $4,167 gross income is yourself or yourself and another? 2. Housing payment $ pm? 3. Car payments $ pm? 4. Credit Report reflects $8,394 revolving credit balance. CC $ payments pm are? (Total actually PAID and NOT total MINIMUM payments due.) 5. Is this a short-term	I will answer today quickly what I can answer since the rest of the family is not here at work.. they know the finances better than me. Yes this would be a short term loan- we have an investment that will become due next year we are told by the investment firm to cover the loan amount we would borrow. OUr cars and trucks are paid for. Keep in mind that we are a corporation and taxes are done differently and income looks on the surface lower- we take in 40-50 k a year home for our rent (I won a home) insurance etc. Our credit cards are used for the paint store to get it going and some health tests that turned out good and etc. We feel that the paint store has much potential, and by next spring should double what we are doing this year in getting the word out etc. We also want to use some of the loan requested to do some heavy advertising in the community because we get at least 2-3 new people coming in saying i just found out you have a kelly moore store--so thats our plan. I can answer anyother questions a bit more intelligently on Monday, so please ask away Darrel
what are your detailed monthly expenses and what kind of assets do you have so we know that this loan will be paid back?	We have an investment that we have had for a few years and was just sold to another firm. We were told we would get our investment back with some interest around March April 2010- to be safe with in one year from now. So with the monies from this we can pay off the loan principle. As far as cars and trucks, they are all paid off, we have the pink slips. Monthly: Home payment 800, insurances 700.00, other payments 5000.00. My partner(daughter) has expenses too; house payment etc about a total of 5000.00 personal expenses. The business takes in 50K and some months 75 k through our business. And we have supplies we buy; carpet, flooring etc out of that - so we have an income monthly estimated at 5000.00 for each partner- for our living expenses- 2 partners. We pay our employees too somewhere around 2000.00 a month. We pay rent on our commercial building around 2200.00 monthly. we are a corporation so our income from the business shows up differently through the corporation- We take in 40-50 k each year income. We live moderately and are not here to get rich-just to live moderately. I hope that explains it

Member Payment Dependent Notes Series 460105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460105	$5,400	$5,400	15.65%	1.00%	November 25, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460105. Member loan 460105 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	n/a	Debt-to-income ratio:	3.71%
Length of employment:	n/a	Location:	Twinsburg, OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

573962 added on 11/13/09 > I have one grandchild in college and one in her senior year of high school. I am trying to help cover some of the related expenses, as they do not have a lot of family support. I will pay my debt as agreed. Thank You.<br/> 573962 added on 11/17/09 > My sincere appreciation to all the lenders who are funding this loan.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1973	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	13
Revolving Credit Balance:	$1,972.00	Public Records On File:	1
Revolving Line Utilization:	42.90%	Months Since Last Record:	73
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$5,400 loan questions: 1.Sources $3,400 retired gross income are? 2. Housing payment $ pm? 3. Car payments $ pm? 4. Credit Report reflects Public Records on File 73 months past; bankruptcy, employer withholding, income taxes due, court judgment lien, payroll garnishment. Explain this matter. Requested information is NOT displayed; thus must ask questions. Thanks for answers to all questions. Investment occurs after I receive clarifying answers.	Sources of income income include social security, pension (mine and deceased husband) and rental property. There are no bankruptcies/income taxes due/judgements or garnishment. The public record was for a loan that I co-signed for a family member who defaulted. I did pay off the loan. I do not own a car and my monthly rent is $870.00

Member Payment Dependent Notes Series 460149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460149	$2,500	$2,500	11.14%	1.00%	November 27, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460149. Member loan 460149 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Greens Restaurant	Debt-to-income ratio:	7.58%
Length of employment:	< 1 year	Location:	san francisco, CA

Home town:
Current & past employers:	Greens Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

574061 added on 11/13/09 > Intended use: deposit for an apartment<br/>Plan on paying off loan in less than a year.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	81
Revolving Credit Balance:	$7,090.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your employment history prior to Greens Restaurant? Position at Greens? Is your plan to purchase a property, or to put a rental deposit on a new apartment, or something else?	Prior to greens i worked at another restaurant called Sellers Market in San Francisco. At Greens i am Dinner Che/Jr. Sous Chef. My plan is to put a rental deposit on new apartment.
$7k is a lot of money for a rental deposit. If you dont mind me asking what is the rent per month on the apartment? also is this monies going to be used to buy items for the new apartment?	You must be mistaken. I'm only requesting a loan of $2500.

Member Payment Dependent Notes Series 460185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460185	$9,000	$9,000	7.74%	1.00%	November 25, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460185. Member loan 460185 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,801 / month
Current employer:	n/a	Debt-to-income ratio:	15.10%
Length of employment:	n/a	Location:	OWINGS MILLS, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

574130 added on 11/17/09 > for debt consolidation-not occuring new liability-have never been late or in default in my life-always make payment before due date-<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,880.00	Public Records On File:	0
Revolving Line Utilization:	17.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	Social Security & AK Steel<retirement>-18 years
Since you list current employer as n/a, I assume that you may be retired? If so is the income all from a company/private pension account or is it combined with SS or perhaps VA disability, etc? Am interested if there are other sources of income in the household? Good luck funding your debt consolidation. Great credit score!!	retired 18 years -have been on SS & AK Steek<retirement>

Member Payment Dependent Notes Series 460240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460240	$19,400	$19,400	16.00%	1.00%	November 25, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460240. Member loan 460240 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	WABC	Debt-to-income ratio:	12.60%
Length of employment:	2 years	Location:	UNION CITY, NJ

Home town:
Current & past employers:	WABC
Education:

This borrower member posted the following loan description, which has not been verified:

574244 added on 11/14/09 > I am trying to consolidate two high interest loans into one payment a month. Believe it or not the 16% interest rate on this loan is lower then what I currently have.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	15
Revolving Credit Balance:	$8,907.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$19,400 loan questions: 1. Job position WABC? 2. $10,833 Income- 1 or 2 earners? 3. House pmt $ pm? 4. Car pmts $ pm? 5. CR reflects $8,907 revolving credit balance. CC pmts $ pm? (Total PAID-not total MINIMUM due.) Advance thanks for answers to all questions. Investment occurs after I receive answers.	1) I work on the assignment desk. I'm the 11pm assignment editor at WABC. 2) 1 earner. My only salary is from WABC. I get paid a guaranteed about of overtime that gets my salary to $115,000. 3) My combined mortgage payment is $2400 a month. 4) I have no car payments. My car is paid off completely. 5) This loan will go to payoff my credit card debts. I'm already paying $800 a month in credit card bills. This loan will just replace those payments. Thanks for considering my loan.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I am in my second year with WABC. It's a union position that pays me hourly, but I am guaranteed a certain amount of overtime that gets my salary to $115,000 a year. I work additional hours that will probably get me over $130,000 in 2009. Hope that helps.
Why do you need $19K? What kind of loan do you have on your home? Intrest rate? Year purhased? thanks	It's not for my home loans. I have two credit cards that somehow have an interest rate of 30% each, so even at 16%, this is a lot lower. I've only missed one payment combined because of a problem the bank had with my auto payment. I'm trying to get out of those loans to wipe my credit card balance clean. I bought my home in 2003 and currently pay $2400 a month in mortgage. I'm also already paying $800 a month in credit card bills, so this loan payment will replace that one. Thanks.

Member Payment Dependent Notes Series 460294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460294	$10,000	$10,000	8.59%	1.00%	December 1, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460294. Member loan 460294 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	SEI Investments	Debt-to-income ratio:	23.34%
Length of employment:	3 years	Location:	WEST CHESTER, PA

Home town:
Current & past employers:	SEI Investments
Education:

This borrower member posted the following loan description, which has not been verified:

574395 added on 11/20/09 > Why I want to get out of credit card debt? The best place to start is how I got into the debt to begin with. It wasn't due to irresponsible spending on the pleasures of life. One credit (@ $4900) card was used to help my mom, who was laid off over a year ago get her prescriptions. They ran about $500 a month. The other card (@ $3800) was at $5K and was opened to put new carpets in my mom's house because the other carpets had been in the house for over 30 years. Was she supposed to help pay this off once she got a job? Yes. However, in this economy a job for someone in their mid 50's with good pay is hard to come by. The final card (@ $950) is my one card that I use to get by, if I need to. I don't have to include this card but since I asked for $10K I might as well pay that one off too... Please help me get out of this credit card debt! Thank you<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,527.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at SEI?	Hello, At SEI I am part of a team that performs SEI account reconciliation and fund reconciliation for multiple banks that do business with SEI. I also find ways to mitigate risks to the company and clients and correct errors made to client's accounts either by advisors or other employees at SEI
Lenders are more comfortable lending to people they know something about. You haven no narrative, and yet ask for 10K! I have the following questions: 1. Position at SEI Investments? 2. Can you please, verify your income with lendingclub (Give them a call and they will provide details)? 3. What debt (balances and rates) are you trying to consolidate? 4. What are your monthly recurring expenses (rent/mortgage, car, utilities, et al) Thank you!	Hello, I understand lenders are more comfortable with having a little background on a person before any funds are loaned. I actually just completed this yesterday and this is the first time I have ever gone through a lending institution that was NOT a bank. To answer your questions... 1. At SEI I am part of a team that performs SEI account reconciliation and fund reconciliation for multiple banks that do business with SEI. I also find ways to mitigate risks to the company and clients and correct errors made to client's accounts either by advisors or other employees at SEI. 2. I will call. 3. I'm trying to consolidate 3 credit cards, one with a $4700 (17.7% APR) balance, one with $3,800 (17.7% APR) and one for $900 (17.23% APR). 4. Recurring expenses: Car -$370; Cell Phone -$127; Rent - $300; YMCA - $84; AES $117; Car Ins. 114.43
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the current minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	No, I am not the sole wage earner. The other person will not be helping me pay this loan. The current monthly min. payments are about $25, $120 and $50 however, I do try to pay more than what is asked for. I am currently looking for a second job to help with my finances and I do hope I will not lose my job any time soon.

Member Payment Dependent Notes Series 460298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460298	$15,000	$15,000	11.14%	1.00%	November 27, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460298. Member loan 460298 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	MHM Services Inc	Debt-to-income ratio:	20.29%
Length of employment:	4 years	Location:	VIENNA, VA

Home town:
Current & past employers:	MHM Services Inc
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

574401 added on 11/15/09 > Thank you for lending me this money that will help me get rid of my credit card debt.<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,458.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to decrease your debt other than requesting this loan?	I have watched how I spent my money. I am only buying the essentials so that I have more money to pay off my debt. I am on a 5 year payment schedule to pay off my citi card through CareOne. Unfortunately, American Express doesn"t participate in their program which is why I applied for this loan. If you have any other suggestions, please let me know. Thanks.
It sounds like you are on the right track. Yodlee.com provides free assistance in handling all of ones finances. It takes a little work to set it up, but it is well worth the time in the long run, as it will save you time and money.	Thanks for the information. I will be sure to check them out
Please respond to the following: What are your responsibilities at MHM? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an HR Systems Analyst. Right now, we are currently in the process of implementing a new HRIS. We are in the finishing phases and will be going live Jan 1, 2010. I have a pretty important role in this implementation process. I know how the system works from an HR standpoint and am the go-to person when it comes to trouble shooting issues or creating reports. I am currently the sole wage earner. My current expenses include rent (550 + utilities), cell phone (80), student loan (179). My loan with CareOne will be 108 per month. I been reducing my food expenses in order to save money and to pay off my debt. The loan amount I'm asking for is $15. My monthly payments will be a little under $500. The total I'd be paying for both loans would be 300 less than what I'm currently paying and seeing minimal difference in my balances. If I am to lose my job, I have some money in my savings so that I can continue my loan payments. Also, my parents have told me that they will give me money if needed but I am determined to get myself out this without their assistance since they've done so much for me already Thanks for the questions. If you have any questions or any advice, please let me know.

Member Payment Dependent Notes Series 460352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460352	$25,000	$25,000	15.65%	1.00%	November 30, 2009	November 28, 2012	November 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460352. Member loan 460352 was requested on November 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Mantech International	Debt-to-income ratio:	0.04%
Length of employment:	< 1 year	Location:	Front Royal, VA

Home town:
Current & past employers:	Mantech International
Education:

This borrower member posted the following loan description, which has not been verified:

574517 added on 11/14/09 > I'm working a 350K project to open a new coffee shop in winchester va, and require an additional 100K of financing to complete the project, which has been funded entirely from my own pocket to date. The proceeds of this loan will be used to secure the purchase of kitchen equipment for the shop.<br/> 574517 added on 11/15/09 > It seems that my income is incorrectly reported. It is 125000 / annually.<br/> 574517 added on 11/20/09 > *****<br/>Thanks everyone for your support so far...<br/>It's a tough business environment right now, your support is very encouraging.<br/>*****<br/> 574517 added on 11/26/09 > Earlier this morning, I responded to a question. I would like to add the following comment. Please feel free to look at sonoma's webiste. www.sonomacoffeecafe.com, and look at franchisor webistes like this one. http://www.gourmetmadecoffee.com/.<br/><br/>I too plan to have a monthly "activities" schedule. Given, the state of the economy, and the banking system. I would like to focus efforts on creating/hosting seminars related to personal finance. EG: Managing your debt, starting a small buisness, hosting business recruiting seminars, etc. This is my opportunity to help build the local economy, provide a few jobs for people who need them, and make a little extra scratch for myself.<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,668.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DO U PLAN TO TAKE LOAN SHOULD IT NOT FULLY FUND	Yes, I do. However, I should point out that to complete this project. If this loan is fully funded. I will still need an additional 75K in financing. I am pursuing this, and alot of people involved in this project are working hard to help me meet my goals. Builders, Landlord, Franchisor, the list goes on. So, there are alot of people on my side. As a result I am confident that this project will get completed on time. But, I have to do everything I am capable of, to secure the financing, and make the business profitable right away. That is the reason I have so many people in my corner willing to help, because they know I will fight fight fight to make this deal work, and protect everyone's investment.
IM IN	I'm sorry I don't understand this question.
IM IN	I'm sorry I don't understand this question.

Member Payment Dependent Notes Series 460359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460359	$4,500	$4,500	7.74%	1.00%	November 25, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460359. Member loan 460359 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,050 / month
Current employer:	General Dynamics	Debt-to-income ratio:	17.85%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	General Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

574526 added on 11/19/09 > The loan is for hoome improvements and I would prefer this to be a two year loan payment.<br/>

A credit bureau reported the following information about this borrower member on November 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	7
Revolving Credit Balance:	$20,362.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
At this time, all Lending Club loans are 3 years. Would you please explain the delinquency about 7 months ago? Thank you in advance.	I was in Afghanistan for a couple of months, the lender gave me a payoff amount and for some reason there was a $5 or so discrepency. It was resolved as soon as I returned.
There is no penalty for paying the loan off early so to pay it off early in two years just pay more per month. I ran it through a loan calculator and that should be about $202.99.	OK

Member Payment Dependent Notes Series 460372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460372	$25,000	$25,000	12.87%	1.00%	November 30, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460372. Member loan 460372 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Gap Inc	Debt-to-income ratio:	8.64%
Length of employment:	6 years	Location:	PENNGROVE, CA

Home town:
Current & past employers:	Gap Inc
Education:

This borrower member posted the following loan description, which has not been verified:

574547 added on 11/17/09 > .consolidate bills to a one time monthly payment<br/>.having a the time frame of payoff of debt<br/>.help me buy my own apartment and have less debt for purchase<br/>.job very secure because I'm going to have a promotion<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,535.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you position at the Gap Inc? Thanks.	Type your answer here. Head mgr of instore and window design. Create props and fixtures seasonally for Banana Republic. Also on a team that opens our new cocept stores nationally
Please respond to the following: What are your responsibilities at the Gap? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Type your answer here. My current role is working for the Banana Republic Corp and in charge of marketing and visuals. This is a secure job, and I have a promotion that is going to happen shortly. I'm the sole income person, I rent and my bills are 1100 a month and spend 60 on my auto insurance and food/entertainment and gas 300 max a month. I also model on the side that is 4/6000 a yr. And a certified massage therapist that I do on the side on weekends. That ranges from 200 to 300 a month. Hope that helps and thank you!
Hello -- I have a few questions for you: 1. What other debts do you have besides your credit cards? 2. How/when/why did you acquire your $29,000 in credit card debt? 3. What is the interest rate on your credit cards? 4. In approximate amounts, how do you spend your net pay from The Gap each month? Thanks!	Type your answer here.I squires this debt from owning property that I had with another business partner and it was from remodeling. and currently don't own it anymore. So this is a great way for me to pay it down again and be able to find something on my own without having this addional debt . Also I went to a 720 hr certified 1 yr coures in Massage health therapy to have as another occupation under mg belt. This is something I do on the side and like to build up my clientele. The schooling itself was 12,000 and that is on my card. I have been recieving from the card comp saying the are raising the rates to 20+% from my current which is now 10 to 15%. I would like to have it locked and know exactly what I'll be paying a month . To add to my current job income, i've already been told that I will be promoted in a few weeks. Hope that answers your Q's thanks
Need more info about monthly budget and other household income to inspire confidence in your ability to repay this high-payment loan, regardless of its approved and verified status. Thanks.	Type your answer here. I also model and make an additional 4 to 6,000 a year and had 720 hrs of massage training that I'm doing on the side which is an extra 200 a month. Plus every 3 months I sell my stock purchase through my company that's on average a 2200. I wouldn't feel confident to apply for this if I couldn't pay monthly payments. It's not even that far off from what I pay toward my credit. It's just that the cards have been sending me interrest change hikes notifications and it's not helping to pay the balance down. This just seems to be a great way to clear debt in a short period. Hope that helps
DO YOU PLAN TO PAY LOAN OFF EARLY	Type your answer here.Hopefully.but it's nice to know I have a monhly pymt that will help pay off sooner in the 3 years. So yes . If it's a month that I can pay off sooner the better

Member Payment Dependent Notes Series 460494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460494	$15,000	$15,000	8.94%	1.00%	November 27, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460494. Member loan 460494 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,920 / month
Current employer:	Three Rivers park Distric	Debt-to-income ratio:	10.10%
Length of employment:	< 1 year	Location:	Avon, CO

Home town:	Bloomington
Current & past employers:	Three Rivers park Distric, Access information system
Education:	Colorado Mountain College

This borrower member posted the following loan description, which has not been verified:

574841 added on 11/16/09 > Hello. I have always paid my bills 99% on time over the past 15 years. I am consolidating my 3 cards into one payment. I am feed up having near perfect credit and I get penalized by jumping interest rate to cover other people in this economy that have chosen to live beyond their means.<br/><br/>I own my place. Paid in full.<br/> 574841 added on 11/16/09 > I own two cars both paid for. Have extra income coming in from tenant in my condo plus living rent free in my parents second home care taking.<br/> 574841 added on 11/17/09 > I am in my 30's. Single. No wife. No girlfriend. No kids. Very Happy getting myself established first. <br/><br/>MONTHLY EXPENSES<br/><br/>HOA Dues $126.00<br/>Health Insurance $119.00<br/>Cell $ 55.00<br/>Cable/DSL $ 45.00<br/>Homeowners Insurance $ 15.00<br/>Electric $ 25-40<br/>Car Insurance $ 55.00<br/>Credit Cards(Total 3 cards with balance. Total Min. all 3<br/> $ 162.00<br/><br/>Thanks for investing..Getting a second job soon as well<br/>Positive Return..Give you my "Word"<br/> 574841 added on 11/21/09 > Well got the second job. Will be starting after Thanksgiving. Its only 2-3 shifts a week for now.<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,264.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I was with Domino's Pizza in Vail Colorado for the past 8 years as a Manager/Driver. You can call the owner if you wish. John Coyne W.970-949-3230. C.970-376-4289 Also I do freelance Computer Tech stuff here and there by word of mouth.
I have the following questions: 1. How do you come up with your income listed at LendingClub? It sounds like you have 3(4) sources: Salary, Condo rent, frelance work, (second job)? Can you please, provide a rough breakdown of the income? 2. Can you please, verify your income with lendingclub (Give them a call and they will provide details)? 3. Can you please, list the balances and rates of the 3 cards you are trying to consolidate? Thank you!	Yes. I am in the process of getting all the credit card info and income info. I should have time to fax it out on Thursday morning or late afternoon. I have a stable income from my job. And a very dependable Tenant in my condo. I get $900/month extra for income from my condo. My second job is not for sure yet but after 14 years experience in the Manager/Supervisor field It should happen soon My Credit cards have a APR of 11.9% 15.9% and a 0% that is going to end 12/1/09 and then go up to 12.9%
Thanks for (partially) answering my question. What are the balances on your CCs? I am interested, because your revolving credit lists a little over 8K, while you are requesting 15K? Thank you!	Yes..The total balance is about 8k. I listed 15k. Thinking that I would not get fully funded? I only need 8k to consolidate my dept. Thanks again for questions feel free to ask.
In reference to the above question, what are you going to do with the extra $7K? Thanks	I put 15k because I did not think I would get funded a full 100%. I only need just 8k to consolidate my dept. If I do get over 8k. I will probably opt out around 8-9k. If it goes over 10k. I might take a few extra thousand and put it into a small Condo upgrade. Any more questions. Feel free to ask. Thanks Thanks

Member Payment Dependent Notes Series 460545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460545	$20,000	$20,000	13.22%	1.00%	November 25, 2009	November 29, 2012	November 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460545. Member loan 460545 was requested on November 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,458 / month
Current employer:	Wells Fargo Foothill	Debt-to-income ratio:	9.07%
Length of employment:	2 years	Location:	Lithonia, GA

Home town:
Current & past employers:	Wells Fargo Foothill, At prior employer 10 yrs
Education:

This borrower member posted the following loan description, which has not been verified:

574970 added on 11/15/09 > Also, the funds would be used for car repairs.<br/>

A credit bureau reported the following information about this borrower member on November 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,389.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Other than requesting this loan, what have you done to reduce your debt?	Pay more than minimum due on the debts.
Are you using your credit cards on a daily basis?	Type your answer here.No.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Type your answer here.I was with my prior employer 10 yrs.
Hello -- I have a few questions for you. The more detail you can provide, the better lenders are able to make a decision on your loan. 1. What is your position at Wells Fargo and what is your prior work and educational background? 2. You currently have about $15,000 in credit card debt -- is that correct? What is the interest rate on your credit cards? 3. You	I have a bachelors degree and my current position is an analyst. The CC interest rates are upwards of 25%.
Are you attempting to verify income with LC?	Ihave.

Member Payment Dependent Notes Series 460598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460598	$2,400	$2,400	11.48%	1.00%	November 25, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460598. Member loan 460598 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Binghamton University	Debt-to-income ratio:	21.49%
Length of employment:	3 years	Location:	Endicott, NY

Home town:
Current & past employers:	Binghamton University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,992.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	This loan is going to help me get christmas ready for the family, its also gonna put some winter tires on my truck and the rest will be in savings for any emergency that might arise...you never know what New York winters are gonna throw at you :)

Member Payment Dependent Notes Series 460692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460692	$22,000	$22,000	16.00%	1.00%	November 27, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460692. Member loan 460692 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,917 / month
Current employer:	Capital Group Companies	Debt-to-income ratio:	19.90%
Length of employment:	3 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Capital Group Companies
Education:

This borrower member posted the following loan description, which has not been verified:

575284 added on 11/16/09 > This loan will be used to consolidate existing high interest credit card debt to ultimately eliminate all of my debt.<br/> 575284 added on 11/16/09 > I'm a fulltime IT professional with a very stable job. I've been working continually in the IT industry for over 17 yrs. I have a great credit record and always pay my bills on time.<br/> 575284 added on 11/17/09 > Response to CriticalMiss: My wife and I have cut a lot out of our monthly expenses and are now paying cash for things. We are focusing on paying off our debt and not charging.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	38
Revolving Credit Balance:	$72,951.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to control your debt and/or finances, other than requesting this loan? Thank you in advance.	My wife and I have cut a lot out of our monthly expenses and are now paying cash for things. We are focusing on paying off our debt and not charging.
Thank you for your prompt response. You may find the free tools at yodlee.com useful in managing your finances.	Thanks for the info. I'll take a look. I'm currently using Debt-Elimination and Wealth-Building Software from John Cummuta
Revolving Credit Balance: $72,951.00 is very high. Is all of 72k credit card debt? If not please give breakup of that amount.	It's not all credit cards. Credit Cards:$41K Construction Loan:$31K
I hope that works for you. Seeing Cummuta's BBB rating of F, I have not looked into Cummuta's program further. (BBB Rating of F on a scale from A+ to F. Reasons for this rating include: 71 complaints filed against business, and failure to respond to 5 complaints filed against business)	I have not had any issues. I actually like his methodology and can see how I can eliminate the debt quickly and build wealth. With all methodologies, they all aren't for everyone.

Member Payment Dependent Notes Series 460708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460708	$16,500	$16,500	11.83%	1.00%	November 25, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460708. Member loan 460708 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,810 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	17.44%
Length of employment:	3 years	Location:	AUSTIN, TX

Home town:
Current & past employers:	Capital One Bank
Education:

This borrower member posted the following loan description, which has not been verified:

575321 added on 11/17/09 > This loan will be used to payoff existing unsecured high interest debt.<br/> 575321 added on 11/18/09 > To further explain, the line of credit I'm attempting to pay off was initially opened two years ago for $22,000.00 for the purpose of debt consolidation. I've been paying it down steadily (particularly over the last year), but the constantly increasing rate is killing me. I'm a hard worker who has held two jobs (banker and part-time history professor) for the last seven years. I'm just trying to get a handle on the interest I'm paying so that I can knock out this debt. My intention is to pay off all my debt in the next year and half, so that I can go back to school for my second bachelor's degree. That will make three degrees total (with the bachelor's & master's degrees that I already have). I'm explaining all of this, so that you can see that I am responsible and dedicated. This is a good investment, and I assure you that this loan will be paid in full - most likely early.<br/> 575321 added on 11/18/09 > I am the sole wage earner in my household, and I have no dependents. I have two jobs, which provide me with an annual income of $57,721.00 combined (per 2008 W-2s).<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,351.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLease provide specifics on current debt.	The current loan is a revolving line of credit with Bank of America. The rate has steadily increased over the last year, most recently up to 18.98%. This rate is simply too high, so I'm attempting to refinance.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the current minimum monthly payment of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner with no dependents. I have two jobs, which provide an annual income of $57,721.00 (per 2008 W-2s). The current minimum monthly payment on the debt to be paid off is ~$370/month; however, I've been paying $500-$800 monthly. Minimum payments on other credit cards total $140/month, car note is $300, rent is $575, and I budget $250 for food each month. As I mentioned, I currently have two jobs. If I lose one job, I'll rely on savings and the other job until I can find a new job.
I'm interested in funding your loan but need more info 1) Can you give more info about your 2 jobs 2) Please break-down your gross income per month on each-one 3) Why is your employer CAPITAL ONE not helping your refinance your debt? Thanks and good luck with the funding!	Thanks for your questions. 1) I work full time in the Commercial Lending Dept of Capital One. I am half of a two-person team in a profitable market, so I'm not concerned about job loss. I also teach two classes per semester at the local junior college. 2) My gross income from both is steady: $3393/mo from the bank with the remainder coming from the school. 3) Capital One doesn't offer preferential pricing for employees, so Lending Club's rates are better on an unsecured loan of this amount.

Member Payment Dependent Notes Series 460855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460855	$12,000	$12,000	15.65%	1.00%	November 27, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460855. Member loan 460855 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	HCMLP	Debt-to-income ratio:	8.21%
Length of employment:	4 years	Location:	Frisco, TX

Home town:
Current & past employers:	HCMLP
Education:

This borrower member posted the following loan description, which has not been verified:

575603 added on 11/17/09 > Recently promoted. Base increase will more then cover the monthly payment. Funds will be used to lower interest rate and take care of some year end expenses.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	26
Revolving Credit Balance:	$33,266.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$12,000 loan questions- 1. Job position HCM LP? 2. $15,833 Income- 1 or 2 persons? 3. Housing pmt $? 4. Car pmts $? 5. $33K revolving credit balance; CC pmts $? (Total paid pm not minimums due.) Thanks for answers to all questions. Investment occurs after answers received.	Director, 1 Person, 2600, 395 (Car was stolen last night so this will be changing), 800.
Has your car been found? Is it a total loss? If it is will you be up-side -down in the loan after insurance pays?	It has not. It has to be missing for 2 weeks before the insurance company will pay. The loan payoff amount is below blue book (retail and private sale both).
Loan currently 58 percent funded. When 100 percent funded accepting? Or declining? And comparison shopping terms, rate elsewhere? Just curious. Thanks. Different Subject: When my car was stolen from worksite parking lot car was discoverd 15 days later in major shopping mall parking lot where car was stationary for 3 days. Contracted nighttime sweeper truck driver noticed car and reported situation to mall security who notified Virginia Beach, VA police. Cops said mall parking lots are favorite location for thieves to drop stolen "hot" cars without fear of being noticed. My insurance company would NOT accept stolen car loss claim paperwork for processing until car missing for for minimum 30 days. Semper Fi, RetiredUSMCInvestor. LOL	I will be accepting. I recognize that hundreds of people are considering this as an investment, so I shopped terms in advance of listing the loan. I didn't want others to lose out on an opportunity just because I didn't do my homework in advance. Fortunately, the car has been recovered in good condition.
Please comment regarding "# Months Since Last Delinquency: 26" listed on your credit report.	This was a payment on an auto loan. The payment fell in the middle of a move and fell through the cracks during the transition. The amount was paid immediately upon recognition of the oversight. The loan has since been paid in full.

Member Payment Dependent Notes Series 460863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460863	$9,600	$9,600	13.57%	1.00%	November 25, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460863. Member loan 460863 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,340 / month
Current employer:	Beacon Promotions	Debt-to-income ratio:	4.66%
Length of employment:	3 years	Location:	NEW ULM, MN

Home town:
Current & past employers:	Beacon Promotions
Education:

This borrower member posted the following loan description, which has not been verified:

575617 added on 11/20/09 > * My budget after paying bills/normal expenses is roughly $600/month post-taxed income. <br/>* Plan to make a car/furniture purchase with the loan & consolidate credit cards.<br/>* I have a stable job of 3 years.<br/>* Previous poor credit history mark is due to a period of unemployment.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$3,288.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	See Loan description
What do you intend to purchase? Thanks.	See Loan description
Please provide loan description. What is the major purchase you are considering?	See Loan description
Please explain the purpose of this loan.	See Loan description
Hi, we're not seeing your answers. It may be a system problem, so please try again. What is the purpose of this loan, and please explain the delinquency 37 months ago. Thanks.	See Loan description

Member Payment Dependent Notes Series 460894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460894	$11,000	$11,000	8.94%	1.00%	November 25, 2009	November 30, 2012	November 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460894. Member loan 460894 was requested on November 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	MEDDAC -AK	Debt-to-income ratio:	22.38%
Length of employment:	7 years	Location:	Ft Wainwright, AK

Home town:	El Paso
Current & past employers:	MEDDAC -AK , United State Air Force, Department of Defense (DOD)
Education:

This borrower member posted the following loan description, which has not been verified:

575669 added on 11/17/09 > 50 Yr old Disabled Veteran finally able to purchase a home. Used Credit card to fix up my home and Bank has increased interest rate to a rediculious rate of 19.9%<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,694.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 460920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460920	$8,950	$8,950	13.22%	1.00%	November 25, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460920. Member loan 460920 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Conroy's Floral	Debt-to-income ratio:	22.12%
Length of employment:	1 year	Location:	La Jolla, CA

Home town:
Current & past employers:	Conroy's Floral
Education:

This borrower member posted the following loan description, which has not been verified:

575726 added on 11/17/09 > CORRECTION-Loan text "title" was for when debtor was originally considering the $2,550 amount, minimum that was quoted to me. I will update this info late Tues. I had written enormous amounts of text for lenders;investors to review, with lots of details on my income & expenses, debts, etc., but it somehow was deleted.<br/> 575726 added on 11/17/09 > Short version of what was deleted ;<br/><br/>Plan for loan is to payoff nearly all my 6-7 open debts, as interest rates have all been jacked up 3-4%, despite my reasonably good credit and excellent history this last few years.<br/><br/>Good borrower because basically never misses payment. Rarely late, by accident only. Usually pay everything 5-20 days early.<br/><br/>Have various stable income sources: spendthrift trust, nearly all invested in corp bonds paying monthly (average $900/mo.), non tax declared gift income ($275/mo.), free rent -1 bdrm. room value est @ ($600/mo.) in affluent LaJolla with elderly mother, plus free Kaiser health insurance value: $312/mo. <br/><br/>Two part time driver jobs, have recently been reinstated at one of them today. Gross job income estimated at $1,200/month. My truthfully estimated aggregrate income, including above benefits = $39.1 K/yr; this is the same $# stated on a WaMu credit card app about 2-3 years ago. <br/><br/>Have very stable work history as a delivery driver. Well over 10 yrs. exp as Class C driver. Perfect driving record, will pass any background check, physical, or drug test. Have had a good employment history for the last 3-4 years. In very good health, extremely rare to miss work.<br/><br/>It's extremely late, I need to hit the hay. If this loan even funds for the original amount (slightly lower APR) in comment that I was considering, of $2,550 I will be content.<br/><br/>Hope to add more detail to this later on Tues. thanks lenders<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	49
Revolving Credit Balance:	$18,610.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you in advance for considering this request and good luck with your loan. Potenial lenders have access to a limited amount of information (not your full application). Requests like this are needed to better assess the risk of default. I am interested in funding your loan and will do so based on your replies. Please consider verifying your income with lending club, they will ask you to send documentation (w-2, paystub) - potential lenders will fund your loan over similar loans without income verification. If the following details are not already provided in your deion, please let me know: what is the nature of the debt you will pay off with this loan what steps have you taken to get your overall spending in line with your overall income to gauge how well your current income will support your expenses including this loan, please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all credit card balances / rates that this loan will cover nature of your employment (roles and responsibilities) is the income listed your	Dear Member 544579 Sorry it took so long to get back to you. Just now, I accidentally closed my AOL screen, lost an hours worth of really detailed data entry on my debts from this little box here. I won't be able to do this again until Tues nite, as I have many extra deliveries every other Monday. This is very frustrating. Maybe I will have to do some cut and pasting to prevent this from happening again.

Member Payment Dependent Notes Series 460957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
460957	$15,000	$15,000	12.87%	1.00%	November 27, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 460957. Member loan 460957 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,451 / month
Current employer:	U.S. Department of Agriculture	Debt-to-income ratio:	14.07%
Length of employment:	9 years	Location:	Brandywine, MD

Home town:
Current & past employers:	U.S. Department of Agriculture
Education:

This borrower member posted the following loan description, which has not been verified:

575808 added on 11/17/09 > I cosigned for my son's car loan and he lost his job. Can't effort the extra bill. In addition, need to get rid of two credit cards.<br/> 575808 added on 11/20/09 > It???s very important that I get this loan because I don???t want to jeopardize my credit rating due to this extra big bill (son???s car loan). I will never cosign for anyone again.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	15
Revolving Credit Balance:	$18,213.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile shows less than a year employment at USDA. Please provide a little previous work history.	It must be a typo. Since May of 2000, I have been working at USDA.
Thank you for your prompt answer. Please provide a breakdown of your ~18K revolving credit balance. What was the delinquency about 15 months ago?	Chase - oBalance $7,804.66. Two years ago, I have closed this account and I am making payments. Dell - Balance $2,267.97 GE Money - Balance $2,445.68 Visa - Balance $5,481.69 If I received the loan, I will pay-off my son's car loan, Dell and GE Money. I was sending extra payments to these credit accounts until the last 5 months (paying son's car loan). Yes, the delinquency was 15 months ago. In addition, due to this extra bill, I have paid my water , electric and gas bill with my credit cards. I am not use to doing this.
Thank you for the detail. How will the monthly loan payment of ~$505. fit into your budget? Are you still using credit cards to pay your bills?	The loan payment of $505.00 will fit perfectly into my budget. By consolidated my bills (two credit cards and son???s car loan) I will be saving at least $300.00 or more a month. My son's car loan has put a big dent into my household budget. (This was unexpected debt.) No, I have been jugging bills around. I do not want to increase my credit card debt.
Thank you. I will fund part of your loan later this week when my funds become available. I suggest that you call Lending Club and see if they can correct the length of employment that is in your profile. Good luck on 100% funding quickly.	Thank you so much.... Sheila
Does your son live with you and does he anticipate finding a job soon? Will he make good on his loan to you?	No, my son does not live with me. He has found (three weeks ago) a job and making less than half of what he was making. I believe my son will make good on his loan, once he gets a job that can pay him what he was making before.
If I understand correctly, the loan is to pay for the car loan, Dell GE cards. What is the balance of the car loan and what is the interest rate? I assume that it must be more than the rate from LC (12.87%)? What are the rates of the Dell & GE cards?	Yes, the loan is to pay off the car loan, Dell and GE Money GE Money 29.99% Dell 12.24% 13.6% $9,369.00

Member Payment Dependent Notes Series 461025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461025	$13,000	$13,000	11.14%	1.00%	November 27, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461025. Member loan 461025 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	kathleen c fox pa	Debt-to-income ratio:	12.15%
Length of employment:	2 years	Location:	gainesville, FL

Home town:
Current & past employers:	kathleen c fox pa
Education:

This borrower member posted the following loan description, which has not been verified:

575916 added on 11/17/09 > can't wait to complete my beautiful bath<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,398.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at work? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Attorney at Law - Family Law Practice. My Husband and my combined income is $190,000.00. Monthly bills including mortgage payment is $4,000.00 a month. Part of my income is ongoing passive income and is not subject to job loss. I have no HELOC or second mortgage.
Thank you for your answers. Please give us some insight into the $35K Revolving Credit Balance above.	Most of the revolving credit has to do with putting my daughter thru MBA program at UF, She graduates this December 13.

Member Payment Dependent Notes Series 461039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461039	$10,000	$10,000	13.57%	1.00%	November 27, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461039. Member loan 461039 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Sears holding corp	Debt-to-income ratio:	18.22%
Length of employment:	10 + years	Location:	MISSOULA, MT

Home town:
Current & past employers:	Sears holding corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,121.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe the debt you want to consolidate? Also, what are your monthly expenses/budget? Regards; Art	We want to consildate credit card debt. With the new credit card regulations going into effect interests are going to rise and we want to get out and stay out of credit card debt. Currently our expenses leave us 350 a month extra- after all expenses (including current credit card debt)
what are the interest rates on your cards?	They range from 8 % to 16% currently-however I have received notice from chase that they will be raising my rate to 21%-not due to late payments-have not been late-or over the limit- but due to new CC regulations I currently owe chase 5,000 hence the loan.

Member Payment Dependent Notes Series 461125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461125	$7,800	$7,800	11.83%	1.00%	November 25, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461125. Member loan 461125 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,146 / month
Current employer:	Children's Hospital of Philadelphia	Debt-to-income ratio:	8.82%
Length of employment:	< 1 year	Location:	Philadelphia, PA

Home town:
Current & past employers:	Children's Hospital of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

576095 added on 11/20/09 > I will use this loan to finish the necessary credits and to pay for the review in order to sit for the CPA exam; this will give me another avenue of employment to pursue if it ever becomes necessary. <br/>However, my field of work is relatively stable: I work in the healthcare field implementing and providing operational support for major electronic medical record systems in hospitals.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,811.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With less than a year at your current job, please provide some previous employment history. Thank you in advance.	Before my current employment I worked for two years at another hospital in another electronic medical records system implementation. Before that I worked for about three years in custom development for hospital revenue cycle programs.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. My rent is $600 and includes utilities. Car Loan: 392. Undergraduate Loan: 150. Food: ~200. I have approximately 15,000 as emergency funds to cover about 8 months of expenses (if I were to lose my job) to supplement unemployment income.
I am concerned about where the rest of your money is going. $7,100 gross less taxes is about $5,000 net. The expenses you listed are less than $1,500. I know unknown expenses always show up but that seems like a lot of excess monthly income to only have $15,000 saved.	I guess I get taxed more; it is about 4550 net (after insurance, PA wage tax etc). I only started getting this salary less than a year ago which is why I do not have more saved and I also had to invest in moving for this job.

Member Payment Dependent Notes Series 461127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461127	$6,250	$6,250	12.87%	1.00%	November 25, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461127. Member loan 461127 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,417 / month
Current employer:	CSK O'Reilly's	Debt-to-income ratio:	23.26%
Length of employment:	1 year	Location:	HONOLULU, HI

Home town:
Current & past employers:	CSK O'Reilly's
Education:

This borrower member posted the following loan description, which has not been verified:

576099 added on 11/19/09 > Thank you for this opportunity. As you can see by my crdit report, paying my bills in a timely manner is very important to me. With this loan I will be able to free up some money for me to be able to save as well.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	20
Revolving Credit Balance:	$12,082.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 20 months ago. Thank you in advance.	I was not aware of a deliquency 20 months ago. If there was any at all it is because the airlines (Aloha Airlines in Honolulu HI) had abruptly filed for chapter 7 bankruptcy. We only had 2 days notice before the closure and I might have missed a payment while I re-organized my finances. I assure you that I have made all of my payments since then on time and the only reason that I might have missed a payment is only because of the short notice before losing my job. Thank you, Lee!

Member Payment Dependent Notes Series 461175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461175	$7,000	$7,000	14.26%	1.00%	November 25, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461175. Member loan 461175 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Aggreko LLC	Debt-to-income ratio:	11.13%
Length of employment:	3 years	Location:	CANYON COUNTRY, CA

Home town:
Current & past employers:	Aggreko LLC
Education:

This borrower member posted the following loan description, which has not been verified:

576172 added on 11/17/09 > My wife and I Are currently paying over twenty percent on all of our credit cards. We are requesting this loan to consolidate all our debt and lower the interest rate. We are very diligent about paying our bills. Note to lender all credit cards have been chopped up and will not incur any further debt.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	73
Revolving Credit Balance:	$6,227.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 461234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461234	$10,000	$10,000	18.43%	1.00%	December 1, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461234. Member loan 461234 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	The Boeing Company	Debt-to-income ratio:	15.58%
Length of employment:	2 years	Location:	Lisle, IL

Home town:
Current & past employers:	The Boeing Company
Education:

This borrower member posted the following loan description, which has not been verified:

576293 added on 11/26/09 > Most of the CC debt is from my time in school (enrolled in MIS graduate program right after completion of bachelors degree). I had a graduate assistant position that took care of most of the tuition but I ended up charging most of my living expenses to credit cards (at the time 0%). The promotional period has now expired on the CCs and I'm paying over 30% in interest.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,157.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ Boeing Co. is ? 2- Application reflects 2 years at current employer. Provide 3 years work/school history PRIOR to current employer. 3-$18K Revolving credit balance; CC payments per month $? (Total payments paid per month; not minimum payments due.) Thanks in advance for all answers. I invest after receiving your answers.	1. Software developer 2. I was a Masters in Information Systems student and IDS bachelors student beforehand. Had graduate assistant position and internship at Federal Reserve. 3. $800/month
First, good luck with your loan! 1. Please tell us about the 10 inquiries. Please be as specific as possible since 10 is an inordinately high amount. 2. Tell us a little about your job. Thanks	Thank you! I'm not sure I understand the first question, I only made 1 inquiry. Maybe more are shown because I've clicked the 'back' button during the signup process? I'm a software developer for the Boeing Company, I work in Finance Systems at the corporate center in Chicago. I've been promoted from level 1 to level 2 developer within a year and have received numerous internal recognitions during that time. Please let me know if you'd like more detail.
You are being asked about inquiries on your credit report. These typically happen when you apply for credit or refinance mortgage. But 10 is too many. Can you explain?	I'm not sure why there are 10 I was not aware of them, I have asked my bank for a personal loan recently for this same purpose, as well as 5 months ago I purchased a used car with credit, those are the only inquiries that should be there.
Does your revolving credit balance of 18k include the note on the car or it that a seperate balance?	That is a separate balance with monthly payments of $231.66 per month.
If many of those 10 inquiries in the last 6 months on your credit report are in error, then getting that number reduced will most likely let you get a lower interest rate loan through Lending Club. You might want to get a full credit report and see what triggered those inquiries and if any are erroneous that you can get removed. Just a thought.	That's a great idea, I'm looking into it right now. Thank you!
Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. I will fund a portion once you do so. Thanks and good luck.	I followed your instructions and asked support how to verify my income with LendingClub. Thanks!
Many small investors working together fund P2P Lending Club loans. Your $10,000 CC REFI loan now 67 percent funded. Question: When 100 percent funded are you accepting loan? Semper Fidelis (USMC Motto) RetiredUSMCInvestor sends 11.29.2009	Yes.

Member Payment Dependent Notes Series 461270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461270	$24,250	$24,250	12.53%	1.00%	December 1, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461270. Member loan 461270 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	AB Precision	Debt-to-income ratio:	20.28%
Length of employment:	10 + years	Location:	BATH, PA

Home town:
Current & past employers:	AB Precision
Education:

This borrower member posted the following loan description, which has not been verified:

576354 added on 11/19/09 > n/a<br/> 576354 added on 11/20/09 > Thank you! Reliable employment and credit worthy. I am looking to change to a secure stable lending environment.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,713.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your ~61K of revolving credit balance consist of?	Items to be paid and closed.
24K loan will not pay off 61K debt. Please provide a breakdown of the 61K - what is owed to whom and what APR's are. Thank you in advance.	Unerstandable question. 40k is split between 2 accounts. Accounts are already closed and being paid down. Requested amount will be used to pay a few cards with balances so they can be paid and closed. Credit card companies are trying to change fixed rates to variables. I am looking for a fixed secured rate without any surprise fees or change in terms.
Do you have balances on each of your 15 open credit lines?	There are 7 active cards. Two of them are gas cards that are paid each month. Two of the remaining 5 are already closed and they do have balances on them.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for considering funding. The loan will be used to pay off credit card debt. Over the past couple of months I have received notices that terms will be changed. I have had a relationship with one lender for over 8 years no late payments and not maxed out. Paying them off and closing all but one. Income information has been sent to lending club and I think they contacted my employer. The income is mine alone. I work for a company that is 30 years old and I will retire from the company. One asset is already for sale and I have always paid people what was owed.
Do yourself a favor before it's too late... You still have 5 days left before your auction ends. You need to "ANSWER The questions" posed by question #544579 above. You need to sell us on your idea. Instead it sounds as you are avoiding answering the questions directly. Best wishes.	Thank you for your consideration and I understand what you are asking. My current interest rate between Bofa, Chase, Discover range from 9.99 and 12.5%. My current monthly payments are slightly less than new loan payments. By adding extra amount to credit card payments I would be paying off around 36 months. My problem is credit card companies are changing fixed to variable rates etc. Extra payment be absorbed by higher interest rate in the next three years. I would rather pay the money to individual investors at 12.53% than paying major banks. I look forward to being almost credit card free in 3 years. This is a public website I hope this is helpful and I am trying to disclose as much personal info as possible.
CLOSING ACCOUNTS WILL HURT FICO SCORE	Thank you for the advice I will consider other options. I plan on not using the cards and disposing of them and maybe best to leave a small balance on them.

Member Payment Dependent Notes Series 461287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461287	$12,800	$12,800	8.94%	1.00%	December 1, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461287. Member loan 461287 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	The Green Valley Pecan Co.	Debt-to-income ratio:	0.18%
Length of employment:	4 years	Location:	Tucson, AZ

Home town:
Current & past employers:	The Green Valley Pecan Co.
Education:

This borrower member posted the following loan description, which has not been verified:

576393 added on 11/22/09 > I am not sure why my history would say that hiroshige, but I assure you I owe what I am asking for.<br/> 576393 added on 11/28/09 > I do not know why my credit history shows only $306 revolving credit.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$306.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	I have 3 credit cards that I would like to pay off at a lower rate.
Please respond to the following: What are your responsibilities at the pecan company? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work in quality control and food safety. Yes, I am the sole wage earner.
What debt are you consolidating? What are the amounts, rates and monthly payments?	3 credit cards. range form 10-13.50%.
How old are you?	41
Like Investors 397213 & 570797. I would like to know what debts you are trying to consolidate? What are the 1. Balance (on each debt) 2. Rates (for each one) 3. Monthly payments (for each one) Your revolving credit shows a total balance of $306, so the debts are for some reason not reported?	I have 3 credit cards. Debts are $3200, $4500, $5000. The rates range from 12-17%. Minumum payments are 240, 300, 350.
I am sorry, but I still do not understand this. If you have 3 credit cards totaling $12,700, why does your credit report show that your total balance is only $306?	Your guess is as good as mine.
Hint: You are not going to be funded if you keep avoiding a direct answer to the questions !!	I am answering the questions.....

Member Payment Dependent Notes Series 461310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461310	$4,000	$4,000	12.53%	1.00%	November 27, 2009	December 1, 2012	December 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461310. Member loan 461310 was requested on November 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Auteriors Auto Reconditionong	Debt-to-income ratio:	22.31%
Length of employment:	2 years	Location:	LEESBURG, GA

Home town:
Current & past employers:	Auteriors Auto Reconditionong
Education:

This borrower member posted the following loan description, which has not been verified:

576436 added on 11/17/09 > I pay my bills on time and i have a very very stable job<br/> 576436 added on 11/17/09 > I plan to use these funds to consolidate my debt into one easy payment. I also live with my parents so i dont have a house/rent payment.<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,122.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,122.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Auteriors Auto Reconditioning? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes i plan to use this money to pay most of the balance on my credit cards i also have a outstanding hospital bill of 1800 and some of this will be used to pay this... My job is like a body shop but on wheels i perform body shop services at used car lots.

Member Payment Dependent Notes Series 461356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461356	$13,650	$13,650	16.35%	1.00%	November 30, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461356. Member loan 461356 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	n/a	Debt-to-income ratio:	7.89%
Length of employment:	n/a	Location:	fort collins, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

576424 added on 11/18/09 > We'll be using this loan to help start a business of ours in Colorado. It will cover startup costs, and we have the funds in place to cover operating expenses for six months. My wife works as a scientist at a university and my partner has a graduate degree in engineering and will manage the books. Thanks for your time!<br/>

A credit bureau reported the following information about this borrower member on November 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,209.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer and/or income source?	My wife does research work as a scientist for Colorado State University in their biology department. I, until this year, worked on campus as well in the police department doing ticketing.
Qestions: 1-Housing AND car pmts $? 2-Revolving credit CC pmts $? (Total paid pm not minimums due.) 3-	We rent (with a roommate), and our car is completely paid off. Rent is $970/mo. Credit card payments are $300, monthly on the credit card. Most of the credit card debt is from my wife's living expenses getting her Ph.D. (which was not funded by outside loans).
What is the business that you are planning to start? Do you plan on making your loan payments out of your wife's 2,750 monthly income?	We expect a lower standard of living, and plan on paying out the loan, in part, with my wife's income for the first six months to a year. We are starting a medicinal dispensary in Colorado, as permitted under our town, county and state statutes.
If Ft Collins decides, as have many municipalities, to halt the medicinal dispensaries from dispensing, will you still be able to pay off this loan?	Fort Collins is currently considering halting the opening of new dispensaries. We have already filed as a business and won't be affected. However if, as you suggest, Fort Collins halts or restricts the operation of existing dispensaries, we will continue to meet our obligations on the loan through my wife's job.

Member Payment Dependent Notes Series 461379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461379	$15,000	$15,000	13.92%	1.00%	November 27, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461379. Member loan 461379 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,505 / month
Current employer:	U. S. Air Force	Debt-to-income ratio:	13.10%
Length of employment:	10 + years	Location:	Lusby, MD

Home town:
Current & past employers:	U. S. Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

576583 added on 11/18/09 > Kitchen appliances are 18 years old and need upgraded. The two bathrooms are original to the house and need to be upgraded. The project is DIY and will not require labor costs.<br/> 576583 added on 11/19/09 > This should at least triple the investment and a great return on equity by doing the job ourselves. Upgrading to stainless steel french door refrigerator, stainless steel double oven range, and stainless steel dishwasher, installing a ganite countertop and installing hardwood brazilian cherry floors in the kitchen and dining areas. The bathrooms will get new vanities with granite countertops and vessel sinks, new ceramic tile floors and installation of new toilets.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1978	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,785.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
First of all, thank you for your service to our country. 1) What is your rank and MOS? 2) How long have you owned the house you are mortgaging and does it have equity? 3) Please give a detailed list of your recurring monthly expenses, including CC payments and other loans such as car note, or other personal loans (along with interest rate) 4) In regards to your revolving debt (i.e. credit cards) please list balance and interest rate along with total credit line (i.e. $6000 Visa @ 15% with 3500 balance). 5) If the income that is verified just your income or is there a spouse/significant other as well. If there is a second income, can you please break down the person's income as well as well what the person's position is? 6) If you are deployed, how do bills get handled? Please understand that I only ask these questions to help me make a decision on whether to invest in your loan or not. I am a lifelong civilian who has nothing but respect [and love] for our men and women who are out there serving in our Armed Forces. Once again, I thank you for your continued service and best of luck on your loan.	Thank you for your question. 1) I am a retired E-8 and was a budget analsyt and am now serving as a civil servant doing the same work for the U.S. Air Force. 2.) I have owned this home for just over a year, so probably don't have much equity built up yet 3:) My vehicle is paid for and expenses are $1600 mortgae payment includeing taxes and insurance, Walmart $1400 @ 21% balance $1100, Orchard Bank Visa $1000 @18% balance $700 Discover $4250 @ 18% balance $3600 J.C. Penney $1000 @ 18% balance $0, Mastercard $1200 @ 18% balance $800. The income listed is my salary and my significant other is $20,000 and not included in my request. I will have to get a detailed credit report as I believe it has errors in it. Thanks for your help.
Thank you for your prompt reply. Just so that I'm clear, you work directly for the US Air Force as a civilian, or do you work as a third party contractor? (I know folks can do either). Either of course is fine, I just want my understanding clearer. Also, since you are a retired SMSgt, are you receiving a pension on top of your salary? Or is your salary and pension combined for your total verified gross? Thank you once again.	I am a civilian working driectly for the Air Force and am not recieving a pension yet until I reach age 60 as my Air Force career ending in the Air National Guard full time. I am currently 54 and will draw full retirement at age 60. Can't wat!
Oh (sorry) one other thing, on the CC balances you have listed in my first answer, what do you pay monthly? I see the balances, but do not see how much you pay monthly on those. What are the minimum payments and do you pay more than that?	I pay well over the miminum requirements and really don't give them much thought. The intereest on mimimum payments would take years to get them paid.
Lenders just want to make sure that your revolving debt isn't getting you in any trouble. Your DTI is low for me anyway, so as soon as available funding is available from other payments, I should be able to help fund your loan. Thank you for being forthcoming, and once again good luck with your loan. BTW, I'm trying to be done at 55....a good number of years before that happens, but I really can't wait, either. Of course, if it can happen sooner....lmao.	Thanks so much and I DO KNOW where you are coming from.. This will be my retirement home and fixing it up a bit will be great! I have spent many years with the military and civil service and look forward to the day when I can finally call it a day.
You have total credit card balances of ~ $8500, at over 18% interest. Are you planning to use some of this loan to pay off those credit cards first, before upgrading the kitchen and baths? I ask because it seems you would save more in the long term if you replaced those 18% debts with this fixed loan at around 14%.	yes
I am also interested in funding your loan and also notice that you have a lot of cards at high interest rates. It seems like it would make a lot of sense to consolidate those first with the lower Lending Club interest rate and then start your repairs. Good luck with the renovations.	Thanks. I do plan on doing that as I have some other proceeds here set aside just for that purpose. I want the debt to go away first and I thank you for supporting my loan for my upgrade. I am doing this all at once to consolidate debt AND get the house updated.

Member Payment Dependent Notes Series 461452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461452	$6,000	$6,000	8.94%	1.00%	November 27, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461452. Member loan 461452 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,050 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	0.00%
Length of employment:	4 years	Location:	Columbia, MD

Home town:
Current & past employers:	Computer Sciences Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

576719 added on 11/18/09 > This loan will be used to reduce overall credit card debt. My lowest current rate is 10.9% APR. I don't necessarily foresee this loan taking three years to repay and will more than likely repay within a year and a half.<br/> 576719 added on 11/18/09 > I'm a good candidate for this loan for a number of reasons. Overall, I am a credit-worthy borrower. I repay all of my debts on time and intelligently plan my financial situation. I'm a college graduate with a bachelor's in science, Computer Information Systems. I will be finishing my MBA at the University of Maryland, Smith School of Business in May of 2010.<br/><br/>I have a stable job as a government contractor. My current salary is 84600 a year.<br/> 576719 added on 11/18/09 > My monthly budget is as follows:<br/>Monthly Salary: 5108.20 (After Tax and other deductions)<br/><br/>Mortgage : 2002.95<br/>Car payment : 259.65<br/>Utilities : 209.15<br/>Insurance : 52.78<br/>Education Expense : 237.33<br/>Gas : 85.67<br/>Food : 387.65<br/>House Maintenance : 45<br/>Entertainment : 178.97<br/>Total Expense : 3859.15<br/><br/>Net Income : 1649.05<br/><br/>Other Unverified Income : <br/>Dividend Income : 1322.96 <br/><br/>Other household income : <br/>Monthly Salary: 2875 (after taxes and other deductions)<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Computer Sciences Corporation? What is the current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Upon graduation, will you incur any other educational expenses, i.e., Stafford loan repayments, etc.? Thank you and good luck with your loan	At Computer Sciences Corporation I am a contractor that works directly for the government. My position requires a high level security clearance. My responsibilities include that of Project Manager, Assistant Lead of a group of about twenty people, and Lead for three smaller groups of two people each. It's very unlikely that I would lose my job, but if I did given that I have a security clearance and highly transferable skills it would not be difficult for me to find work with another contracting company. I do not have a second mortgage. My monthly interest payments are around 88.20 (for the card I'd focus on). Upon graduation I will have student loans that I will need to begin to make payments on six months after graduation. To be candid I may continue my education though.
Your credit report shows $0.00 for your credit card balance (revolving credit balance). What is your credit card balance and why does the report show $0.00? Also, why are the payments to the CC debt not included in your detailed budget above?	I'm not sure why the the credit report show 0.00, because the revolving balance is approximately 12000. I assume it may be because they have not completely reviewed my official credit report and some of the other documents I've sent them. (lendingclub) As far as the amount of money I pay on the credit card. All of my bills save the car payment and the mortgage go directly to one of my two major credit cards. I pay off that amount regularly. As far as credit reduction I have not focused on that for some time mainly due to the fact that my investments have been returning a much more favorable rate. Now that I'm comfortable with where my investments are I'm interested in reducing debt and in time increase my credit rating. (closer to 800 than within the 740 range)

Member Payment Dependent Notes Series 461498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461498	$25,000	$25,000	11.83%	1.00%	December 1, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461498. Member loan 461498 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	US Federal Government, NIH	Debt-to-income ratio:	5.54%
Length of employment:	10 + years	Location:	Boyds, MD

Home town:
Current & past employers:	US Federal Government, NIH
Education:

This borrower member posted the following loan description, which has not been verified:

576811 added on 11/18/09 > We are a stable couple with over 20 years as career federal employees. We moved into our new house 5 years ago when our children were young. The quotes to finish the basement were out of our reach then. The quotes now are still high but have come down considerably in the past few years. We thought this would be a good time to finish the basement while the children are young enough to enjoy the space and encourage them to hang out at home under our watchful eye than elsewhere. The design is simple - a wide open space with walls, ceiling, outlets, lights, carpeting and a bathroom. We pay our bills and have a steady income without any surprises. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	24
Revolving Credit Balance:	$311.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at the government? What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Please explain the delinquency that appears on your Credit History above (24 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Sure, glad to respond. I am responsible for a variety of administrative functions including acquisitions, personnel and performance assessments. Our combined annual income is $251K and our total monthly expenses are approximately $11.5K. The delinquency was the result of not fully understanding how our bank???s Bill Pay system worked when we first started using the system. We assumed that the payment was sent when it was not. This was quickly corrected and we have not been delinquent since. Yes, we have a HELCO. This was done as part of the original financing of the house so we would not have to pay PMI. It was an 80-10-10 arrangement (financed 80%, put 10% down and a 10% HELOC). The balance is approximately $74K with a monthly payment of $585. Since we are both Feds with over 20 years of service we have contributed a substantial amount to our retirement fund. In the very unlikely event of a job loss, we would access our fund to pay our debt.

Member Payment Dependent Notes Series 461505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461505	$10,000	$10,000	8.59%	1.00%	November 25, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461505. Member loan 461505 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,210 / month
Current employer:	U.S. DEPARTMENT OF AGRICULTURE	Debt-to-income ratio:	4.46%
Length of employment:	10 + years	Location:	STAFFORD, VA

Home town:
Current & past employers:	U.S. DEPARTMENT OF AGRICULTURE
Education:

This borrower member posted the following loan description, which has not been verified:

576821 added on 11/23/09 > Purpose of Loan: Trying to reduce credit card interest rate that was 9.9% and bank increased to 15.24% due to economy.<br/> 576821 added on 11/23/09 > 30 Year U.S. Department of Agriculture employee.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,334.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. Can you please verify your income with LendingClub (Give them a call to find out how)? 2. Can you please, list the balance and rate of the Credti Card you are trying to refinance? 3. Can you please,list your monthly recurring expenses? Thank you!	Amount owed on credit card is $10,000. The bank credit card rate was 9.99% however the bank recently increased the rate to 15.24% due to the economy.
How are people funding the loan when no pertinent information is available? Please provide details of the following: 1. Loan Purpose 2. Expenses 3. Combined Income per Household a. Passive Income (Portfolio Income) 4. Current automobile(s) - Make(s) and Model Year(s) 5. 55% is outstanding. What is the current loan for? 6. Please confirm your income (with Lending Club) 7. Current value of home if applicable a. Loan balance on home (if applicable)	1) Reduce credit card interest rate; 2) Mortgage, $1671/mth; auto loan $592/mth; utilities, day care, normal expenses; 3) Combined income (household) 160,000/yr.; 4) 2007 GMC Yukon (loan); 7) home value $280,000
Hello, how long have you been in the current position at the U.S. Department of Agricultre?	30 years with the Department of Agriculture. Have 6 more years before I can retire.

Member Payment Dependent Notes Series 461525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461525	$17,000	$17,000	17.74%	1.00%	November 27, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461525. Member loan 461525 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,400 / month
Current employer:	JWP INC	Debt-to-income ratio:	14.13%
Length of employment:	3 years	Location:	Ocala, FL

Home town:
Current & past employers:	JWP INC
Education:

This borrower member posted the following loan description, which has not been verified:

576861 added on 11/18/09 > I have been presented with a great opportunity to expand my existing business. This loan will be used to building out another location. We have been successful with our business thus far and our company is now looking to expand.<br/>

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,429.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of your business? Please elaborate a bit on the plans you have for expansion.	I'm are in the cellular business. We are expanding and adding two stores to our company. The funds will be used for new inventory and merchandise to stock locations. We have a good record of success and would like to expand, but need additional capital to make it work before the holidays.
Questions: 1-Occupation/business? 2-Housing AND car pmts pm $? 3-$20K revolving credit; CC pmts $? (Total paid pm not minimums due.) 4-	1)Owner Operator of Franchise Wireless Store. 2)Mort 1455.00 3) CC payments of 200 4) Usually pay around 500 per month.
What is the nature of your business?	We have franchise wireless stores for the largest wireleess carrier in the U.S. We offer sales and service of cellular products.
What is your business	We have franchise wireless stores for the largest wireleess carrier in the U.S. We offer sales and service of cellular products.
What is the business you are considering expanding? Do you have a website? Thank you in advance.	We have franchise wireless stores for the largest wireleess carrier in the U.S. We offer sales and service of cellular products. We have a website for our first location. We are in the process of having it rebuilt due to new locations and promotions.
What is your business and please describe your expansion model?	I work in the cellular industry and own/operate franchise type stores for a national carrier. The more locations you have, the better profitability. I have the opportunity to expand and add two additional stores that are in high traffic areas. I'm securing funds for additional inventory and build out.
I notice you have JWP INC as your employer, but JWP INC in Florida is no longer an active corporation. Was JWP your previous employer, or was there a typo? Please clarify? Thank you in advance.	Its actually JWP INVESTMENTS INC.
What is the website for the 1st location?	www.vzstaug.com
Does your business have a web site?	mooreheadcomm.com and vzstaug.com
So that is the website for JWP?	No website for that company.
I am confused. Your current business is JWP, which you are expanding, but it has no website and the expansion has two websites, neither ow which are related to JWP?	JWP is our original company for investment purposes. The company we are expanding is a branch off of that. I list JWP because we have been self employed by that company over the past three years. The website listed directly relates to us and what we do for our newer business. (The Cellular Connection Retailers). I hope I've answered your question.

Member Payment Dependent Notes Series 461552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461552	$25,000	$25,000	14.61%	1.00%	November 30, 2009	December 2, 2012	December 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461552. Member loan 461552 was requested on November 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,538 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	17.76%
Length of employment:	10 + years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

576621 added on 11/18/09 > My husband and I both work for the Social Security Administration, I have worked for 35 yrs. as a group supervisor and my husband 10 yrs. as an Admin asst. He is also a retired truck driver with 27 yrs at one company. He also receives a pension from his days as a truck driver, along with his government pay. We are in need of this loan to pay off 2 credit cards with high interest rates. How we came into this debt is from three life changing events.<br/> The first event helped our daughter with tuition to send our grandson to a special high school in Utah that our daughter could not afford, but the school was essential to changing his path in life, we committed to it and remained in our integrity. To say it was very rewarding for the entire family is not doing it justice. <br/>The second event occurred just months later. I was involved in a car accident and was out of work for 6 months. <br/>The third event occurred 1 yr after the accident. I had to have both knees replaced, nothing to do with the car accident, again loosing 5 to 6 months of work because of complications 6 weeks into recoup. <br/>During the second two events I found myself using the credit cards to pay the co-pay for medicine and Dr. visits, food and gas. I was able to pay the minimum each month but then the interest on the cards started to edge up one after the other, I found myself swimming against the tide. A loan will get paid down; credit cards never seem to come down. <br/>Both my husband and I are good credit risks. We have never defaulted on our bills. Our retirement is coming up fast and we would like to get these credit cards paid off before we retire. Please help us.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	20
Revolving Credit Balance:	$25,478.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your current usage of credit cards. What other actions have you taken so far to get control of your finances?	Use of the credit cards is nil. We stopped using them and only use cash for our purchases. We have tried to double up on the payments but sometimes it is hard when you have doctor bills and medicine bills.
Questions: 1-$8,538 Income-1 or 2 person? 2-Housing AND car pmts $? 3-$25K revolving credit; CC pmts $? (Total paid pm not minimums due.) 4. Loans 3 years; retiring w/in 3 years? Thanks for answers to all questions. I invest after receiving answers.	Income is for one person. My husband makes $84,271 per year. Housing $1256.00; cars $1263; yes, but they will be closed once paid off; $1200 combined; none; No, my retirement year is 2013.
I think you might find yodlee.com very helfpul. It takes a bit to set up on it, but it is free and using it faithfully has saved me immense time, and money. What is the total amount (very roughly) you are paying each month on the cc debt?	Thank you for the information. I will look into this. about $1400.
Thank you for your prompt reply. I will be funding part of your loan shortly, when my funds become available. Good luck on 100% funding of your loan quickly.	Thank you so much. Every little bit helps.
Investing in your loan. FYI-Small investors fund LC loans. Active, retired w/pension, members in academia (public-private school-college-university), federal-state-municipal civil service, military personnel desirable as their stable income affords capacity to repay loan. Be patient; $20K-$25K loans take 12-14 listing days to fully fund. Pace improves after LC HO verifies borrower	Thank you. It makes me feel a lot better.
(Earlier email cut-off)...Pace inproves after LC HO verifies borrower job-income. Final 25-33 percent funds within last 2 days loan listed. Semper Fidelis. (USMC Motto) LOL-End.	Thank You!
Hello -- it shows you had a delinquency 20 months ago -- can you please explain this?	I have no idea what this is . I was never deliquent on any of my bills. I am in the middle of protesting this statement.
You need to obtain all three credit reports to find the delinquency. It is most likely on your Transunion report. You should be able to get these reports online before your listing expires. Go here: https://www.annualcreditreport.com/cra/index.jsp You can also go to the any of the reports directly and obtain it online. I would seriously like to know what that delinquency is before I commit funding, regardless of you being a federal employee, especially when there is one other federal employee right now with the same interest rate but no past delinquency. Having said that, I am a firm believer in second chances. Good luck with the loan.	The deliquency appears to be on my car. It was when I had a car accident. I always pay the bills in the family. Unfortunately I was not able to do so in March 2008 due to my accident. My husband took over the bills and somehow did not pay the car bill. He immedicate called the company and paid it and they told my husband that it would not show up on the credit report because of the accident. But I guess they reported it anyway. I have made sure that nothing else is that way since then. I pay all my bills on time with no exception. This is the first time in 43 years that I have had a mark on my credit report. I am not happy about this but I can do nothing about it now but you can be sure it won't happen again. You were right it was Transunion.
How many months before you retire?	It will be around 4 years for early retirement. I want to make sure that all my bill are paid before I retire.
LC credit review/income verification completed. Loan now 83 perecent funded. After LC loan origination fee deducted $23,875 /- will be deposited into your bank account. Question: Are you accepting this loan? Thanks for answer.	Sorry I have been away for Thanksgiving. I hope all of you had a nice Thanksgiving. I thank all of you for helping myself and my husband out in the difficult time. Yes I am accepting the loan

Member Payment Dependent Notes Series 461718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461718	$5,000	$5,000	8.59%	1.00%	November 25, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461718. Member loan 461718 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Mark R Osherow, Esq	Debt-to-income ratio:	22.08%
Length of employment:	< 1 year	Location:	Coral Springs, FL

Home town:
Current & past employers:	Mark R Osherow, Esq
Education:

This borrower member posted the following loan description, which has not been verified:

577226 added on 11/19/09 > Holiday time is coming, bill consolidation, home improvement<br/> 577226 added on 11/19/09 > Holiday time approaching, home improv, debt consol<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,930.00	Public Records On File:	0
Revolving Line Utilization:	20.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 461751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461751	$6,000	$6,000	12.87%	1.00%	November 25, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461751. Member loan 461751 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Sagent Partners	Debt-to-income ratio:	3.45%
Length of employment:	< 1 year	Location:	FALLS CHURCH, VA

Home town:
Current & past employers:	Sagent Partners
Education:

This borrower member posted the following loan description, which has not been verified:

577307 added on 11/20/09 > I plan to use this loan to consolidate payments on my credit cards to have them all on one payment plan. I always pay my cards on time and am way under my monthly budget with this loan amount. Both of my jobs are secure and stable i just received a new promotion and salary at my job.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,733.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current rates on your cards?	The rates vary between each of the cards. This is why i am trying to pay them all off and close each of the cards.

Member Payment Dependent Notes Series 461769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461769	$8,000	$8,000	8.59%	1.00%	November 27, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461769. Member loan 461769 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Total Computing Solutions	Debt-to-income ratio:	0.95%
Length of employment:	5 years	Location:	American Fork, UT

Home town:
Current & past employers:	Total Computing Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

577343 added on 11/19/09 > I need this money for some repairs and start up costs on my home. Thank you for your consideration of my money needs.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you please be a bit more explicit on what kind of home 'repairs and start up costs' you are planning? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Total Computing Solutions? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Found that the bathroom vent vented into the attic and not outside so some roof sheathing with mold that has to be replaced and new shingles. It has also been a few years since I owned a home and need lawn mower and odds and ends.
Congratulations on your excellent credit! I have the following questions: 1. Position at Total Computing Solutions? 2. Can you please, verify your income with LendingClub (give them a call and they will provide detail)? 3. What exactly do you plan on doing with your money i.e. what project you are undertaking? 4. Can you please, list your monthly recurring expenses (mortgage, utilities, et al)? Thank you!	My position is Customer Support Programmer. I take calls and fix bugs in programs. I also do some development. I need to replace the roof sheathing and shingles due to mold discovered in the attic. Also need a lawn mower and other odds and ends.

Member Payment Dependent Notes Series 461819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461819	$10,000	$10,000	8.94%	1.00%	November 30, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461819. Member loan 461819 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,375 / month
Current employer:	Prudential	Debt-to-income ratio:	10.33%
Length of employment:	5 years	Location:	WHIPPANY, NJ

Home town:
Current & past employers:	Prudential
Education:

This borrower member posted the following loan description, which has not been verified:

577430 added on 11/20/09 > This loan is for an engagement ring and to begin planning my wedding and I do not want to put these purchase on credit cards or exhaust what I have in my bank account. I work for Prudential as an Analyst and have been with Pru for 5 years. I am responsible for supporting our Portfolio Managers with their various needs; from gathering accurate market data to reviewing the position of our portfolio and making recommendations regarding planning and analysis. Prudential has weathered this recession quite well and is actually a stronger corporation now then it was before the crisis. I still live home with my parents and pay no rent. I do not plan on leaving until after I am married in order to save up as much money as possible to purchase a home. The wedding will not be until I finish my MBA program in about 3 years, which I will be starting in the spring and Prudential will be paying 100%. I only have about $800 a month in bills and bring in over $3500 a month after taxes making me an ideal borrower.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,880.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide a breakdown of your ~15K revolving credit balance.	The revolving credit is between 3 credit cards. Bank of America (9,000), Citi Card (4,000), and Chase (<1,000). 95% of the balance is on the Bank of America and Citi Cards because I am in a promotial period of 0% interets for the next several months. Once that period is over, they will be paid off in full.
I have a couple of questions: 1. Can you please verify your income with LendingClub (Give them a call to find out how)? 2. Can you please, elaborate on the 2 credit inquiries you have had in the last 6 months? Thank you!	I will call them and ask how to verify my income, but I did already give them permission to verify my income when I applied. Perhaps they just haven't gotten around to it yet. As for the credit inquiries, they are for Wachovia and LendingClub in regard to this personal loan I am trying to get.
Hello, How long have you been seeing your girlfriend / future fiance?	We have been dating for 2 years but we were friends since 2001.
Are you planning on keeping this loan for the full 3 years? I will be investing in you because we have similar lifestyles.. way to go making use of 0% offers, living with your parents to save and getting a free ride in an MBA program.	I will more then likely be keeping this loan for the full 3 years. The only way I would pay it back early would be if I came into a large amount of money, and with planning a wedding, I am sure I could use as much as I can get so the chance of that is slim.
As an investor, I would like to see all of my loans reach 3 years, but if it's paid off early, I would definitely NOT be mad...(at least I didn't lose money I put in). I'm from NJ as well and I have my 457(b) with Prudential, so I can only hope you still keep it healthy. LOL. Speaking of my 457, can you tell me what other assets you have in case you have a job loss? Also, I trust mom and dad will help you out in case of that eventuality where the Rock starts laying the smackdown of layoffs? (oh look, I made a funny pun...lol) Good luck on the loan and congratulations on making that step with your fiancee. (two Es=lady. one E=man) :)	God forbid, but if there where layoffs, I have a couple things I could sell. I own a motorcyle that I rarely ride anymore that I could sell as well as a car that I use as a weekend cruiser that I could sell. If things got real bad, I own Prudential stock that I could sell. And yes, I'm sure mom and dad would not have a problem lending a hand.
You mentioned that one of the credit inquires was from Lending Club. That is surprising since the report shows the already existing inquires when they pulled the credit report. If it would include the LC inquiry, all borrowers would have at least one inquiry, which is not the case. Did you maybe apply to LC on two different occasions? Please explain.	When I look at my Experian Credit Report from Free Credit Report.com, it shows 3 hard inqueries in the last 6 months. Those included one for Lendingclub and two for Wachovia on November 12th and 14th. Why Wachovia ran two hard inqueries I am unsure. I know I was dealing with two seperate branches and loan officers but I figured that they would only need to run it once and it would be in the system. I will call the branches on Monday and get an explination on why this was done.
You mentioned you have $3500 in expendable cash every month. Why do you still have $14k in debt? Why don't you use the extra cash to pay off current debt?	The reason I have not paid them off is because of that 14k, about 13k of it is on 0% interest credit cards. Once the promotional period is over, I will be paying them off in full.

Member Payment Dependent Notes Series 461848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461848	$9,000	$9,000	11.14%	1.00%	November 25, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461848. Member loan 461848 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Cal Farley's Boys Ranch	Debt-to-income ratio:	17.47%
Length of employment:	5 years	Location:	Pampa, TX

Home town:
Current & past employers:	Cal Farley's Boys Ranch
Education:

This borrower member posted the following loan description, which has not been verified:

577476 added on 11/19/09 > I would really like to become debt free with taking this loan and consolidating redit card debt that incurred while going to college. My job as well as my wifes are very stable. we have a combined annual salary of $92,000. I do not have any late payments. I would just like to simplify the process of pay off this debt and lowering the interest rate. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,109.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list the amounts, the rate and the monthly payment on the cards you plan to pay off?	Here are the cards to be paid off: Phillips 66 1138.00 75.00 monthly 29.99% Valereo 1115.00 179.00 monthly 15.24% Penneys 1960.00 88.00 monthly 29.99% Best Buy 1263.00 73.00 monthly 20.99% Chase MC 3800.00 133.00 monthly 17.99%
Can you list the amounts, the rate and the monthly payment on the cards you plan to pay off?	Here are the cards to be paid off: Phillips 66 1138.00 75.00 monthly 29.99% Valereo 1115.00 179.00 monthly 15.24% Penneys 1960.00 88.00 monthly 29.99% Best Buy 1263.00 73.00 monthly 20.99% Chase MC 3800.00 133.00 monthly 17.99%
Your loan request if for $9,000 but your revolving credit balance is 19k. Can you explain the difference between those two? How many credit cards make up the debt, at what rates, and what are you current monthly payments? Thank you!	Here are the cards to be paid off: Phillips 66 1138.00 75.00 monthly 29.99% Valereo 1115.00 179.00 monthly 15.24% Penneys 1960.00 88.00 monthly 29.99% Best Buy 1263.00 73.00 monthly 20.99% Chase MC 3800.00 133.00 monthly 17.99% When researching this program I read that it is better to ask for smaller amounts. With this loan it will reduce the number of payments to this loan and 2 other credit cards that I did not add on to this. I would have asked for the full amount but thought I would have a better chance at this amount and would still be able to reduce my payments and interest.

Member Payment Dependent Notes Series 461879

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461879	$4,200	$4,200	8.94%	1.00%	December 1, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461879. Member loan 461879 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	FDNY	Debt-to-income ratio:	19.24%
Length of employment:	5 years	Location:	middletown, NY

Home town:
Current & past employers:	FDNY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,366.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the purpose of your loan request?	The purpose of this loan is for home improvement. Specifically plumbing & heating.

Member Payment Dependent Notes Series 461901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461901	$5,000	$5,000	13.22%	1.00%	November 27, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461901. Member loan 461901 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Huneeus Vintners	Debt-to-income ratio:	15.40%
Length of employment:	2 years	Location:	Lithonia, GA

Home town:
Current & past employers:	Huneeus Vintners
Education:

This borrower member posted the following loan description, which has not been verified:

577623 added on 11/21/09 > Purpose of loan: This loan will be used to pay the deductible for replacing the roof of my house, and full costs to repair my driveway, both damaged during the recent heavy rains.<br/>My financial situation: Good in general and looking to receive a bonus and raise at the beginning of the year.<br/><br/>Monthly net income: $ 6,855<br/><br/>Monthly expenses: $<br/> Housing: $ 1,300<br/> Car expenses: $ 625<br/> Utilities: $ 300<br/> Phone, cable, internet: $ 250<br/> Food, entertainment: $ 900<br/> Clothing, household expenses $ 300<br/> Credit cards and other loans: $1300<br/> Other expenses: $250<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,761.00	Public Records On File:	0
Revolving Line Utilization:	92.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Huneeus Vintners? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am in charge of 6 states and am responsible for managing a portfolio of 5 wineries with the various wholesalers in these states. Duties include assigning goals, implementing programs and monitoring depletions, as well as physical sales and educational trainings and events with the wines in all 6 states. I am the sole wage earner in my family. My mortgage is as shown in my application, nothing additional. Not real concerned about a job loss as my company has just realigned and I picked up 3 additional states as a result. Come January I start calling on them. If a job loss situation does come to pass, this loan would be repaid by proceeds from my 401K before rolling it over. Thank you for all consideration. Regards, John
Because of your willingness to communicate details and the relatively small monthly payment on this loan I have decided to contribute toward your goal. Good luck on getting your house fixed up!	Thank you very much for your support! Best regards, John

Member Payment Dependent Notes Series 461912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461912	$6,500	$6,500	14.26%	1.00%	November 27, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461912. Member loan 461912 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Newport Center Pharmacy	Debt-to-income ratio:	15.17%
Length of employment:	2 years	Location:	NEWPORT BEACH, CA

Home town:
Current & past employers:	Newport Center Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

577642 added on 11/19/09 > Very simple: I want a motorcycle again after not riding for a while and need a little extra help. My job is incredibly stable, the only reason I work part time is because I also have to volunteer at a physical therapy office for Graduate school.<br/> 577642 added on 11/19/09 > Budgeting every month for this is no problem and I anticipate paying this off before 36 months.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,855.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Currently F/T- OR P/T- Grad School student? Thanks.	Not yet. I won't apply for Grad school until at least next year, but I need volunteer hours as part of the application requirement, hence the internship.
Please show how the loan payment would fit into your budget? What are your current monthly living expenses?	Monthly living expenses: Rent - $310 + utilities = $350 max Food - $50 (I bring alot from home and dont really buy too much) Gas - $140 Social - $200 Fortunately, my parents cover my rent, gas, and majority of food every month, hence my additional income, leaving me with approximately $1000 a month I make from my part time job to spend on clothing, going out, and other extras I could put towards having a motorcycle again. I am also currently trying to get into the modeling business to supplement all this income or hopefully become another career.
I would like to help fund your loan, but have a few questions. Have you already found a motorcycle you would like to buy? Do you have any other outstanding debts, like a another vehicle loan or student loans? Can you give a short description of the type of work you perform for the Newport Center Pharmacy? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have already found a motorcycle yes. I wanted to have one ready when the money came in. As far as other debts I have nothing to pay off. I'm fortunate in that my parents are paying my student loans. I would actually ask them for the loan but they wouldn't help if it meant getting a motorcycle as was the case with my last two. At my pharmacy I'm basically a direct assistant to my pharmacist. Its a small privately owned pharmacy in a medical building in Newport Beach. I'm one of three major employees under our pharmacist who owns it and do anything and everything from helping type prescription scripts to handling doctor accounts in our building, ordering gift and drink items, answering the phone, and especially help in computer and technical related problems as no one else there really understands computers. I do not have a savings account. I've had two in the past but closed them both as I feel will power and a checking account is more than enough to save funds in a checking account. For emergencies, I hope it doesn't sound spoiled, but again, my parents whom are amazing people have helped me my whole life and are more than willing to help me through any emergencies that come up. For a 22 year old, I think I have outstanding credit. My last motorcycle was purchased entirely on my own and payed off quickly and easily; as the middle of five children I can confidently say I have learned above all my siblings and probably the vast majority of my friends how to handle my finances and not overextend my financial ability.

Member Payment Dependent Notes Series 461924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461924	$10,000	$10,000	8.94%	1.00%	November 30, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461924. Member loan 461924 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Deloitte Tax LLP	Debt-to-income ratio:	13.09%
Length of employment:	2 years	Location:	Miami, FL

Home town:
Current & past employers:	Deloitte Tax LLP
Education:

This borrower member posted the following loan description, which has not been verified:

577660 added on 11/19/09 > I am two years out of college and currently working for a big 4 accounting firm as a CPA. I am very excited about proposing to my girlfriend of 5+ years and will be using these funds to purchase an engagement ring. The current economic environment has made it nearly impossible to get a personal loan from a major bank at a reasonable interest rate. I cannot justify paying 15-20+% in interest. Unfortunately, I do not have enough savings to cover the entire purchase. My father taught me the importance of establishing credit at a young age. As of September 2009 my credit score was 762. I am more than capable of affording the monthly payments. You would be playing a huge role in starting the next chapter of my life by funding my loan request. Thank you in advance.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,706.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your forthcoming Engagement! I would like to help fund your loan, but have a few questions. Have you already found the ring you would like to purchase? Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello and thank you for your interest in funding my loan request. (1) I have had the ring picked out for quite some time now. (2) I have a car payment of $296/month, however my girlfriend and I have found it unnecessary to have 2 cars in downtown Miami. We live in a high rise and my office building is 1 block away. I will be selling my car to Carmax in the next month. The loan payoff amount is well under the trade-in value. My girlfriend???s car is paid off. Additionally, I have a student loan payment of $170/month. I do not have any other outstanding loans. My revolving credit balance is a little deceiving as $2500 is related to a furniture purchase which has 0% interest until 2012. I make the pro-rata payment every month as to not incur the accrued interest at the end of the financing term. (3) My estimated monthly expenses, including miscellaneous living expenses, total $1800. (4) I have 2 savings accounts. 1 standard Wachovia savings and 1 HSBC ???high interest??? savings. (5) I will verify my income with Lending Club today. Thank you again.
--How much is the total cost of the ring? Are you putting any money down? --How much do you have saved in the 2 savings accounts you listed? Thanks!	I will be personally funding 1/3 of the total cost which is most of my savings besides my emergency fund. Sorry for the delay in answering. I had a pretty hectic Thanksgiving.

Member Payment Dependent Notes Series 461963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461963	$7,500	$7,500	13.22%	1.00%	November 25, 2009	December 3, 2012	December 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 461963. Member loan 461963 was requested on November 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	Millennium Partners	Debt-to-income ratio:	22.22%
Length of employment:	2 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Millennium Partners
Education:

This borrower member posted the following loan description, which has not been verified:

577705 added on 11/19/09 > I am looking to consolidate high interest credit card debt.<br/><br/>Current annual income is $101,000 with monthly expenses of $3,500. <br/><br/>I will repay this loan using my $2,300 of monthly discretionary income.<br/>

A credit bureau reported the following information about this borrower member on November 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,465.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you briefly describe your position and the type of work you do at Millennium Partners? Also, since you have only been at the company two years, could you also briefly describe your position prior to that? Thanks, and best of luck with your loan.	Hi, I am an HR Director and previously worked for Kaplan Education in various operations & HR roles for about 9 years. I appreciate the assistance and hope I have answered your questions amply.
Just curious, if you have $3500 of monthly discretionary income then why get a loan here for only $7500?	My expenses are $3500 and my discretionary income is $2300 per month. My CC interest rates just went up to 30% and I want to get them paid off fast. I am planning on paying back the loan quickly once some of my other funds in cd's free up in February while also using some of the monthly discretionary income to pay off the rest of the cc debt. Hoep this info helps. Thanks.

Member Payment Dependent Notes Series 462020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462020	$7,200	$7,200	17.04%	1.00%	December 1, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462020. Member loan 462020 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Gulf States Toyota	Debt-to-income ratio:	17.94%
Length of employment:	10 + years	Location:	The Woodlands, TX

Home town:
Current & past employers:	Gulf States Toyota, Toyota
Education:

This borrower member posted the following loan description, which has not been verified:

577787 added on 11/20/09 > We are just being caught a little short on available cash at this time- repayment is not an issue!! Thanks for your consideration!<br/> 577787 added on 11/20/09 > Debt consolidation/ car accident repairs/ a few small home repairs<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,820.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the recent 8 inquiries on your credit for? What does your ~38K or revolving credit balance consist of? Thank you in advance.	4 were from shopping around for rates on a car when wife's company car program was discontinued. The other 4 were from shopping loan/refinance rates recently- we were unable to refinance due to not having enough equity in our home according to Texas laws. The 38K is car payments and revolving credit card debt. Wife was out of work for a little while and some of my company benefits were eliminated causing a bite to our budget. We, unfortunately, had to rely on the credit cards a little more than we wanted to during that time. Thank you for your interest!
Q: 1-Position at Gulf States Toyota? 2-$17,500 pm income-1 or 2 person? 3-House and auto pmts pm $? Thanks. I invest after recieiving answers. LOL.	1 person

Member Payment Dependent Notes Series 462068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462068	$7,500	$7,500	14.96%	1.00%	November 27, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462068. Member loan 462068 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	Rockland Golf Course	Debt-to-income ratio:	5.38%
Length of employment:	7 years	Location:	WHITMAN, MA

Home town:	Whitman
Current & past employers:	Rockland Golf Course, Callaway Golf Company
Education:	Bridgewater State College, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

577857 added on 11/23/09 > I plan on using this loan to consolidate two high interest credit cards. Once they are paid in full I'm going to close one of the accounts. I have never missed a payment nor have I only just paid the mininmum. Also, with the extra money I have from the loan I plan to make some much needed repairs to my car. If anyone has any question at all please feel free to E-mail me and I will respond as soon as possible.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,385.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Q: 1-Position at Rockland Golf Course? 2-Position either P/T or F/T? 3-CC pmts pm $? (Total pmts pm; not minimums due.) I invest after receiving answers. Thanks. LOL.	My position at the Rockland Golf Course is the Retail Sales Manager along with Outing and League Coordinator. I've worked there for seven years and have worked full time since 2004 while attending college. I'm not sure what "pm" is refering to, but I currently have 2 credit cards that I owe around 5,000 and usually make payments of around $300 a month per card sometimes more. Yet, they just raised my rates so I want to close these accounts along with making a repair to my car. Any other questions please ask. Thanks again!

Member Payment Dependent Notes Series 462129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462129	$8,500	$8,500	11.14%	1.00%	November 30, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462129. Member loan 462129 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Regus	Debt-to-income ratio:	24.63%
Length of employment:	< 1 year	Location:	Whittier, CA

Home town:
Current & past employers:	Regus
Education:

This borrower member posted the following loan description, which has not been verified:

577954 added on 11/20/09 > I plan to consolidate my debt with this loan and I never miss my credit card payments. I also have a wonderful steady job!<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,193.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Regus? With less than a year there, what is your previous employment?	I am a client service representative II. I worked at Home depot for five years, three years as a specialty sales associate (sales at a higher ticket) and two years as a department supervisor. I just got my B.A. in May and left Home Depot to work for Regus. (For information about Regus please go to website www.Regus.com)

Member Payment Dependent Notes Series 462158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462158	$10,200	$10,200	8.94%	1.00%	November 30, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462158. Member loan 462158 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Hale Aircraft, Inc.	Debt-to-income ratio:	8.47%
Length of employment:	10 + years	Location:	Newnan, GA

Home town:
Current & past employers:	Hale Aircraft, Inc., Hale Aircraft, Inc. *Hire Date 10/1998
Education:

This borrower member posted the following loan description, which has not been verified:

578005 added on 11/21/09 > Please note that my time with my current employer is more than 11 years. My credit report is inaccurate and is being corrected.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	67
Revolving Credit Balance:	$13,041.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Hale Aircraft? Employment less than a year? Please provide a little prior employment history. Thank you in advance.	I am the Operations Manager at Hale Aircraft and have been employed there for more than 11 years. I apologize any confusion.
Thank you for your prompt reply. I suggest you contact Lending Club and ask if they can make the correction in your profile to reflect the correct length of employment, as in the eyes of some Lenders this will make you more 'credit-worthy"	Thank you. I will.
Please respond to the following: What are your responsibilities at Hale Aircraft? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (67 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I'm in charge of the day to day operations in my current position as well as an aircraft mechanic. The combined income in my household is 95K. We have 1 mortgage ($1340/monthly/6%) and are currently in the process of refinancing to less than 5% interest to save us nearly $500 monthly. If this loan is approved we will have only it, our mortgage and one credit card with a $2k (9.99%) balance currently to pay along with food and utilities (2 person household). The delinquency on my credit report is one late monthly payment on a credit card over 5 1/2 years ago. I do not recall the circumstances of that late payment. I only know it is the only "blemish" on my report. In the case of a job loss I would rely on the other income in my household or savings to repay any outstanding debt until finding employment.

Member Payment Dependent Notes Series 462167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462167	$10,000	$10,000	14.61%	1.00%	November 27, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462167. Member loan 462167 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,250 / month
Current employer:	Merchants Leasing	Debt-to-income ratio:	10.39%
Length of employment:	6 years	Location:	Parkland, FL

Home town:
Current & past employers:	Merchants Leasing
Education:

This borrower member posted the following loan description, which has not been verified:

575156 added on 11/16/09 > Suffered extensive damage (burst pipes resulting in flooding) to primary residence. My homeowners insurance carries a $10,000 deductible.<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$215,372.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions for you: 1.) What is your position at Merchants Leasing? 2.) Your revolving credit utilization is fairly high. What do these revolving lines consist of? 3.) What are your gross monthly payments (not the minimum, but what you on average pay) on your existing debts? 4.) Your loan description states that the purpose is to establish residence and employment. Does that mean you are not currently employed with Merchants Leasing any longer? Thank you.	my description states that I have established residency, i.e., home ownership; 16 years at current address and 26 years continuous employment in the same industry
What does your $215,372. revolving credit balance consist of? Please provide rough amounts that you pay monthly on each of your debts, as well as rough amounts for your current living expenses. Thank you in advance.	largely a second mortgage; $1,100; approximately $3,000 +/-
What is your position at Merchants Leasing?	Regional Vice President
Please answer the questions around your position at Merchants Leasing. The more information you provide the greater likelihood you will not have to relist your loan again. Will fund your loan after the questions are answered.	Regional Vice President

Member Payment Dependent Notes Series 462175

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462175	$3,500	$3,500	7.74%	1.00%	November 25, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462175. Member loan 462175 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Clearwire	Debt-to-income ratio:	9.42%
Length of employment:	3 years	Location:	Bothell, WA

Home town:
Current & past employers:	Clearwire
Education:

This borrower member posted the following loan description, which has not been verified:

578028 added on 11/20/09 > I have an effective interest rate of 18.25% with three outstanding credit balances. I would like to pay off those balances using this loan and would much rather pay interest to people willing to invest in my good name than a bank who considers me a number.<br/>I am a financial analyst at a growing company (one of the few growing company's currently) with job stability (been here 3 years) and low DTI. <br/>I'm in the process of verifying my income and I rent a townhome and have lived there for over a year. Any other questions, feel free to ask. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,087.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. What are the balances on the 3 loans you are trying to consolidate? $3500 seem inadequate! 2. Can you please,list your monthly recurring expenses? Thank you!	I've been using all extra money each month to pay down the balance... its started at $12k from college. But I had no idea a site like this existed and would like to take advantage of it now! Thanks for the question. 1. Gap Credit Card - $300 Visa - $2100 Amex - $850 2. Rent - $1300 Auto (loan, gas, insurance) - $700 Food - $500 Bills/Utilities - $350 Tithing - $100 Any other questions? Let me know.

Member Payment Dependent Notes Series 462192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462192	$4,000	$4,000	13.92%	1.00%	November 27, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462192. Member loan 462192 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	LexisNexis	Debt-to-income ratio:	15.76%
Length of employment:	< 1 year	Location:	Englewood, OH

Home town:
Current & past employers:	LexisNexis
Education:

This borrower member posted the following loan description, which has not been verified:

578054 added on 11/20/09 > Just need to consolidate a credit payment...Thanks..<br/> 578054 added on 11/21/09 > Error in my Info::: <br/>I have been with LexisNexs since June '00<br/> 578054 added on 11/21/09 > My financial situation:<br/>I have a wife who also works, she makes about $2500 a month. My car is paid off which gives me extra money each month. <br/><br/>Monthly net income: $5406.00<br/><br/>Monthly expenses: $1047.00<br/> Housing: 950<br/> Insurance: 47<br/> Car expenses: 0<br/> Utilities: 120<br/> Phone, cable, internet: 150<br/> Food, entertainment: 40<br/> Clothing, household expenses 150<br/> Credit cards and other loans: 40<br/> Other expenses: 0<br/> 578054 added on 11/22/09 > Delinquency 32 mos. ago was caused by incorrect setting on bank software. I thought bills were being paid.. They weren't...the error was mine....<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,007.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With less than a year at LexisNexis, please provide a little previous employment history. Also please explain the delinquency 32 months ago. Thank you in advance.	This is a typo, I have been at LexisNexis since June of 2000
Thank you for the reply. I suggest that you call Lending Club to see if they can make the correction in your profile.	Ok
How much is your PITI? How much is your utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	My financial situation: I have a wife who also works, she makes about $2500 a month. My car is paid off which gives me extra money each month. Monthly net income: $5406.00 Monthly expenses: $1047.00 Housing: 950 Insurance: 47 Car expenses: 0 Utilities: 120 Phone, cable, internet: 150 Food, entertainment: 40 Clothing, household expenses 150 Credit cards and other loans: 40 Other expenses: 0
Please respond to the following: What are your responsibilities at LexisNexis? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above (32 months ago). Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	For LexisNexis, I run tests to determine if web software is reliable enough for public use. Total Debt: Balance 1: 2935.00 /20% Int. Balance 2: 1077 / 23% Int. 2nd Mortgage: 44,000 5.5% - Rental Property Payment: 520.... Rent Collected 700.... Job loss....use wife's income, unemployment, get a new job, dip into retirement...if the need is great...

Member Payment Dependent Notes Series 462193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462193	$11,200	$11,200	11.14%	1.00%	November 30, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462193. Member loan 462193 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Nextep	Debt-to-income ratio:	10.80%
Length of employment:	1 year	Location:	Moore, OK

Home town:
Current & past employers:	Nextep
Education:

This borrower member posted the following loan description, which has not been verified:

578055 added on 11/20/09 > Going through Divorce, need to consolidate debt. Please help.<br/> 578055 added on 11/21/09 > I just found out my credit score is 709. I have had near perfect credit since I was about 18. I am going through my first divorce and need to consolidate debt. Thank you so much for all of your help. God bless.<br/> 578055 added on 11/22/09 > I estimate this loan to save me about $200 each month. Thank you for your support.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,631.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe how the loan payment will fit into your budget. Thank you in advance.	I have calculated my debt to income ratio at approximately 35%. This loan will allow me to pay off 3 credit cards and 1 loan. I normally pay about $575 a month for these debts so I will save a little over $200 a month. Please let me know if you have any questions.
What kind of work do you do at Nextep?	I'm an accountant in charge of accounts payable and bank account reconciliation.

Member Payment Dependent Notes Series 462212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462212	$7,200	$7,200	12.53%	1.00%	November 27, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462212. Member loan 462212 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Lynn University	Debt-to-income ratio:	13.61%
Length of employment:	3 years	Location:	Lauderhill, FL

Home town:
Current & past employers:	Lynn University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,250.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem to have almost maxed out your credit cards. What actions have you taken in this regard? Thank you in advance.	At the completion of training my earning potential is set to increase 5%-8% and 1%-2% aunnually there after. This additional income will be will be channeled back into paying off loans.

Member Payment Dependent Notes Series 462218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462218	$12,000	$12,000	11.83%	1.00%	December 1, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462218. Member loan 462218 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Jenkins County BOE	Debt-to-income ratio:	20.69%
Length of employment:	2 years	Location:	Statesboro, GA

Home town:
Current & past employers:	Jenkins County BOE
Education:

This borrower member posted the following loan description, which has not been verified:

578091 added on 11/26/09 > I am in the process of completing income verification. Because I applied for my loan directly before a holiday weekend, I am having a hard time getting back and forth with the Lending Club folks.<br/>I am attaching a link for the Georgia Teacher Salary Pay Schedule. If you look at the chart, my income falls the following range:<br/>8 years of service/Salary Step 6 with a Professional Level 5 Certificate. This corresponds with a salary of approx. $47,000/year. I also receive a $1250 supplement for additional responsibilities. I understand those who are apprehensive about taking me at my word, but it's the best I can do right at the moment. Regardless, my bring home pay is about $3000 each month (sadly).<br/>Sorry this is taking so long. Thanks to all of you who have funded the loan so far, in spite of the fact that I spelled consolidation wrong in the title. I cannot figure out how to change it!?! My students would be so disappointed.<br/> 578091 added on 11/26/09 > Georgia Teacher Salary Schedule http://public.doe.k12.ga.us/DMGetDocument.aspx/SalarySchedule09.pdf?p=6CC6799F8C1371F677E0ED85C3D7B59863BFC1126E4A40D69BE71D4575F42E4C&Type=D<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,078.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: + nature of the debt you will pay off with this loan - the loan amount is 12k but your revolving credit balance is reported as $9,078.00. Are you taking cash out? + steps you've taken to get spending in line with income + please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) + if you are refinancing credit cards, please include all balances / rates that this loan will cover + nature of your employment - roles and responsibilities + is the income listed your's alone? if not please explain + contingency plan for repayment if you lose your job	The extra money will be used to fund my last semester of college in getting my Specialist's Degree. I am a teacher, with a Master's Degree. I am fairly certain that I will keep my job as I am certified in Secondary Mathematics, Science, and Special Education. These are high needs areas, and jobs are available in many locations. This debt is a holdover from college, and yes, I have certainly wisened up in my ways of spending. Surely wish that I had the advantage of parents that funded everything in college, but I did not. I have NEVER had a past due debt, and this one would be exactly the same. I would love to verify my bank account, but as of yet, the deposit has not been made for me to be able to report the amount.
Previous lender was not asking you to verify your bank account. He was asking you to verify your stated income with Lending Club. Please click on "Contact Us" at the bottom of the page and give them a call so they can give you instructions on what to fax them (W-2s, pay stubs, etc.). Just so you know, Lenders want to see two things in borrowers that lead to quick funding for you (or in my case, me investing in you). 1) "Approved" Credit Status (right now you are "Under review" 2) An asterisk (*) right next to your Gross Income. This tells me you really make what you said. It would be a mistake to wait until LC calls/emails you requesting that information. For each day that you wait there are 20 borrowers who have already done what you needed to do and they are the ones getting my (and other's) cash. LOL. So to conclude (and sorry for the long "question"), please call LC and ask them to verify your income. That will get you "Approved" as well.	I will verify income as soon as I return to work on Monday. Have been out all week for Thanksgiving Holidays, and all of my tax/pay information is locked in filing cabinet there. I do not have access to the actual school building, but will provide the information as soon as possible.
to clarify, i asked that you please verify your income with lending club - if you email support@lendingclub.com and ask "how do I verify my income" they will give you instructions	Information will be provided to Lending Club as soon as possible. Thank you for the clarification.

Member Payment Dependent Notes Series 462230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462230	$3,000	$3,000	11.83%	1.00%	December 1, 2009	December 4, 2012	December 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462230. Member loan 462230 was requested on November 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Continental for FIGA	Debt-to-income ratio:	19.31%
Length of employment:	10 + years	Location:	tallahassee, FL

Home town:
Current & past employers:	Continental for FIGA
Education:

This borrower member posted the following loan description, which has not been verified:

578108 added on 11/20/09 > Current Lending Club member for over a year who has received notice as a good standing member can apply for another loan. So applying for another (smaller loan) at this time for more debt consolidation.<br/>

A credit bureau reported the following information about this borrower member on November 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,660.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 462268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462268	$3,250	$3,250	8.94%	1.00%	November 27, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462268. Member loan 462268 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	HISD	Debt-to-income ratio:	6.13%
Length of employment:	< 1 year	Location:	Houston, TX

Home town:
Current & past employers:	HISD
Education:

This borrower member posted the following loan description, which has not been verified:

578185 added on 11/21/09 > I plan on using the funds to payoff a student loan and to have cash reserves for unexpected exspenses. I feel I am a good borrower because my monthly bills and exspenses can easily be covered by my monthly income. I am also in excellent credit standing, and have never had a problem paying bills on time. I am a first year science teacher, and soon to be coach in the Houston area. I feel this job is very stable because teachers are always in need.<br/> 578185 added on 11/21/09 > This loan is also going to be used to lower my credit card bill.<br/>

A credit bureau reported the following information about this borrower member on November 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,708.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan? Since you have been at your current employer for less than a year, please provide a little previous work history?	The purpose of this loan is to payoff a student loan, and to have cash reserves for unexpected exspenses. I am a recent college graduate that is a first year teacher, and soon to be coach also. My previous work experience was being a delivery driver for domino's pizza while in college.
Congratulations on you new job as a Teacher! I would like to help fund your loan, but have a few questions. Could you give a bit more details on the amounts you owe on your student loans? Do you have any other outstanding debts, like a car loan? Would you give a rough estimate of your total monthly expenses? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) 'Teaching is not a lost art, but the regard for it is a lost tradition.' Good Luck!	Thank you, I am enjoying the job alot! I owe about 2200 on my student loan, and my other debts each month are my credit card, and rent/utilities. I have no car loan/payment. My total monthly expenses are are about $1550, which consists of my student loan, credit card, rent/utilities, and food/entertainment/miscellaneous. Yes, I am willing to verify my income, and I will be contacting them to do so.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the interest rates and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Yes, I am the sole wage earner in my household. The interest rates on my debts are 14.99% on the loan I am going to payoff, and 13% on my credit card. My average monthly payments on both are roughly 350-380. With the loan my monthly payments will drop to about 250-280. I have a contract with my job for another year, so if at any point during that span I feel like my contract wouldn't get renewed then I would have time to find another job. Another reason for the loan was so I could be able save more and have cash reserves incase something like that were to happen.

Member Payment Dependent Notes Series 462277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462277	$6,000	$6,000	12.18%	1.00%	November 30, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462277. Member loan 462277 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	carrabbas italian grille	Debt-to-income ratio:	9.65%
Length of employment:	2 years	Location:	whitehall, PA

Home town:
Current & past employers:	carrabbas italian grille
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,380.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 462306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462306	$12,000	$12,000	11.14%	1.00%	November 30, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462306. Member loan 462306 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,667 / month
Current employer:	Gentiva Health Services	Debt-to-income ratio:	12.52%
Length of employment:	10 + years	Location:	SMYRNA, GA

Home town:
Current & past employers:	Gentiva Health Services
Education:

This borrower member posted the following loan description, which has not been verified:

578250 added on 11/21/09 > Thanks<br/> 578250 added on 11/22/09 > I've just moved from an apartment to a new home. The money I'm hoping to borrow will be used to purchase additional furniture and other things need in the new home. <br/>My credit records shows I always pay my debts on time.<br/>There is enough money in my monthly budget which will allow me to meet the terms of this loan.<br/>I've worked at my current job with a great company for over 10 years.<br/>

A credit bureau reported the following information about this borrower member on November 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,245.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What type of home improvement are you planning? Also, could you explain your 4 inquires? Regards; Art	I've just moved from an apartment to a new home. The money I'm hoping to borrow will be used to purchase additional furniture and other things needed in the new home. My credit records shows I always pay my debts on time. There is enough money in my monthly budget which will allow me to meet the terms of this loan. I've worked at my current job with a great company for over 10 years.
What is your position at Gentiva Health Services? What were the 4 recent credit inquiries for?	I'm a Senior Network Engineer at Gentiva Health Services. The last four inquiries on my credit report are related to my mortgage application, DSL account with AT&T, and a television purchase from Best Buy.
Could you please provide a breakdown of your revolving credit debt of $25,245? Amount owed, interest and monthly payments (on each debt).	Bank of America Gold Option loan Amount owed $21,124 Interest Rate 8.99% Monthly Payments $365 Bank Of America Credit Card Amount Owed $2,052 Interest Rate 11.24% Monthly Payments $20 Capital One Credit Card Amount Owed $11 Interest Rate 8.9% Monthly Payment $11

Member Payment Dependent Notes Series 462312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462312	$9,000	$9,000	13.57%	1.00%	November 30, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462312. Member loan 462312 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,775 / month
Current employer:	State of New Mexico	Debt-to-income ratio:	11.14%
Length of employment:	2 years	Location:	Santa Fe, NM

Home town:
Current & past employers:	State of New Mexico
Education:

This borrower member posted the following loan description, which has not been verified:

578261 added on 11/21/09 > I plan to use the money to payoff credit cards $2500-3000. The remaining will be used on investments. I believe I am a good borrower due to having no rent or mortgage payments. My car is paid off. Other than the $200 I have been paying on my credit cards each month my largest bill is my cell phone bill, which in under $100. My total monthly expenses comes out to roughly $700 and my monthly gross income is over 3x's my expenses. I am a college graduate and work for State of New Mexico, although we will be incurring furloughs, my job is said to be secure.<br/>

A credit bureau reported the following information about this borrower member on November 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	41
Revolving Credit Balance:	$3,279.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 462392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462392	$15,000	$15,000	14.61%	1.00%	November 30, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462392. Member loan 462392 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	TIAA-CREF	Debt-to-income ratio:	11.12%
Length of employment:	3 years	Location:	Woodside, NY

Home town:
Current & past employers:	TIAA-CREF
Education:

This borrower member posted the following loan description, which has not been verified:

578404 added on 11/21/09 > These funds will be used to consolidate my credit card debt, which carries an interest rate up to 26%. By consolidating at a lower (but still generous!) rate I can divert the excessive interest I'm currently paying towards principal. Everyone wins, except my credit card company.<br/>

A credit bureau reported the following information about this borrower member on November 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,435.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Q_ Position at TIA-CREFF is? Revolve debt currently $26K. CC pmts per month actually paid and not minimum $ amount due? Thanks. LOL.	Position at TIAA-CREF is credit risk analyst. Secure job within a very stable firm. As far as the financial services industry goes, this is about as safe as it gets. Over last 6 months (Jun-Nov) actual CC payments have totalled $13300, for an average of ~$2200/month. Actual payments much higher in the few months before Jun, as our bonuses are paid in Feb.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: steps you've taken to get spending in line with income your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for your thoughtful questions. I've e-mailed support for the income verification and will complete that as soon as possible. Although I work full time, I am also completing a Masters degree in Statistics. Tuition, about $20,000/year, has strained my finances. I have already paid my last semester's tuition and will graduate next month, freeing up substantial future income to pay down my debt. My monthly fixed costs are $1500 for rent and roughly $500 for utilities, insurance, etc. I own my car free and clear, so I have no car payment. Current CC balances: $18000 @ 13.24%, $8500 @ 25.99%. I hope to refinance all of the higher interest card. I am employed as a Credit Risk Analyst at TIAA-CREF, a large asset manager and insurance company. My group is responsible for risk management (including reporting and modeling) of a $180b fixed income portfolio. The income listed is mine alone. I feel very secure in my job, especially in light of the degree I'm about to complete. In the event I lose my job I don't anticipate a problem finding other employment. I am very fortunate that despite the weakness of the broader economy, the rebound in financial services is already well under way.
Looks like you should only need 8500. The other 18000 is at lower rate than this loan. What am I missing?	Part of my plan for myself is to reduce my reliance on revolving credit lines. For whatever reason lenders tend to rely disproportionately on this statistic, so it's in my long term interest to get it down. I do plan to pay down part of the other card, despite the interest rate differential. I'll pay $15000 - $8500 = $6500 off that card, and my interest on that amount will increase by 14.6% - 13.2% = 1.4%. The net effect will be to increase my interest payment by $6500 * 1.4% = $91 per year. I think this is pretty insignificant.

Member Payment Dependent Notes Series 462396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462396	$10,000	$10,000	15.31%	1.00%	December 1, 2009	December 5, 2012	December 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462396. Member loan 462396 was requested on November 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,817 / month
Current employer:	custom courier	Debt-to-income ratio:	15.02%
Length of employment:	2 years	Location:	syracuse, NY

Home town:
Current & past employers:	custom courier
Education:

This borrower member posted the following loan description, which has not been verified:

578411 added on 11/21/09 > the loan is to pay off all my credit card debt. i have been a supervisor for a transportation company for about 4 years. the company is growing and very stable. with this loan my total cost for expenses including my mortgage is less than 40 % of my gross pay.<br/>

A credit bureau reported the following information about this borrower member on November 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	35
Revolving Credit Balance:	$8,556.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Length of employment indicates 2 years - loan description says 4 years?	previously to my current employment at custom courier i was a second shift supervisor at cdl/velocity express.
$ amount you are currently paying pm on CC debt? How does that $ amount compare to $348 pm payment for this loan? Thanks. LOL.	i am paying close to 450 just making the minimum payment each month
Your profile indicates 2 years at current employer. Your description says 4 years. Please call Lending Club to ask them to make the appropriate correction.	Previous to my employment at Custom Courier Solutions I was a second shift supervisor at CD & L/ Velocity.
Hi, a few questions: 1. Your loan data says 2 yrs. employment, but your description says 4 yrs. 2. What amount on you currently paying on your $8.5K of revolving debt? 3. Why borrow $10K when you only owe $8.5K and what are your plans for the excess? Thank you in advance.	Previous to my employment at Custom Courier Solutions I was a second shift supervisor at CD&L/ Velocity. I pay $445.00 per month and that is just making the minimum payment due. I plan to do some minor home improvements.

Member Payment Dependent Notes Series 462464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462464	$14,100	$14,100	14.26%	1.00%	November 30, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462464. Member loan 462464 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Phoenixville Hospital	Debt-to-income ratio:	20.91%
Length of employment:	7 years	Location:	Collegeville, PA

Home town:
Current & past employers:	Phoenixville Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

578541 added on 11/22/09 > Thank You So Very Very Much<br/>

A credit bureau reported the following information about this borrower member on November 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,613.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ Phoenixville Hospital? 2-$42K Revolving credit balance; CC payments per month $? (Total payments per month; not minimum payments due.) Thanks in advance for all answers. I invest after receiving your answers.	I am a respiratory therapist and have been at my current position full time for 7 years. the revolving credit is high due to a loan i have recently satisfied to a personal friend which took a large portion of my salary and three years to do. the loan was for funeral expense of my mother. I was paying my friend $532.50-$592.50 per month over the last three years. God bless her. this new loan will help me to pay down credit card debt. thank you for your interest.
Please provide a breakdown of your ~43K revolving credit balance. Thank you in advance.	most of my credit balance is due to funeral expense of my mother. most important to me is keeping my credit healthy therefore using credit cards over the past 3 years for living. i have recently paid off a substantial loan to a personal friend of which is now satisfied. it is time to secure a loan and stop using the credit cards. my goal is to eliminate them completely and this loan will be my new start as the money i was using to pay my friend is in my pocket now. it is necessary to secure a loan to pay off the credit card companies. paying minimum payments is a dead end. thank you for your inerest in my loan.
Being almost maxed out on your cc, what actions have you taken to reduce your debt other than requesting this loan?	I have just satisfied an $18,500.00 loan to a personal frien that was over the past three years. this loan was for the funeral of my mother. first things first. now i can eliminate my own debt and am thrilled that i have come this far and have paid all on time and have kept my credit so very clean. thank you for your time with me i hope this helps.
Thank you for considering this request & good luck. I am interested in funding your loan depending on your reply. Is the income stated your alone? Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please outline all your monthly commitments, mortgage/rent, utilities, car notes, student loans, other loans, and any other regular expenses. My concern is whether you have a monthly budget (including repaying this loan) that is within your monthly income.	my income is mine alone, yes. i will now be able to have a much looser butget as i have satisfied an 18,500.00 3 year private loan through a friend that was costing me 592.50-532.50 per month over the past three years. i will be paying off 3 smaller debts totalling a little more than 10,000.00 with this loan at the same time using the money from the satisfied loan to pay this one. In my history I have never been late with any of my payments no matter how tight it was. My mothers passing was a large burden on me that only time has made better. I am a single woman doing the best I can and in just afew short years I will be debt free. thank you so much for your interest.
Like Investor 544579, I would like to see your current budget. How much will you spend each month on rent, utilities, car loans (if any), student loans (if any), etc...	rent 600.00, phone 75.00, auto ins 85.00, lending club 490.00, credit cards 600.00 per month totals approx 1900.00 per month. i take in 3000.00 without overtime. this will leave me 1100.00 for food and gas but ...truly i don't eat that much and i don't drive that far. seriously...this is all there is...until i satisfy my debt and become an investor myself. thank you again for your interest. it has been a very tough past 4 years and the light is beginning to shine once again. happy thanksgiving!

Member Payment Dependent Notes Series 462505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462505	$4,800	$4,800	15.31%	1.00%	December 1, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462505. Member loan 462505 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,851 / month
Current employer:	Department of Justice	Debt-to-income ratio:	22.62%
Length of employment:	< 1 year	Location:	Beaumont, CA

Home town:
Current & past employers:	Department of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

578616 added on 11/22/09 > I have the partial funds for the surgery, but they were able to "squeeze" me in on 12/10/09!! I really wanted to take advantage of this opportunity and my employer is willing to grant me the time off even though I am giving them short notice.....I just need to come up with the remaining funds, which brought me here....to the Lending Club.<br/>

A credit bureau reported the following information about this borrower member on November 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$4,619.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions: 1-Position @ DOJ? 2- LOan appplication reflects less than 1 year (<1) Current employer. Three years work history prior employers? Thanks in advance for all answers. I invest after receiving your answers.	Sorry, I should have put that. I was a police officer for 2 years before that.
With less than a year at DOJ, please provide previous employment history. Thank you in advance.	Sorry, I should have put that, I was a police officer for two years before DOJ.
Wow, I actually was in the same circumstance almost exactly a year ago the day you're squeezed in. My prayers on a speedy recovery...all I can say is thank God I never abused sick time...I was out for 2 months and when I got back it took a long time for me to get back in it. I have questions though. I get you were a Police Officer for 2 years, but what do you do for the DOJ now? Were you a police officer with the DOJ before you moved elsewhere in the DOJ via a lateral move or promotion? Or is the DOJ really less than a year? Thats what's a bit confusing. You will need to contact Lending Club and straighten out any discrepencies (it will help with your loan funding). Do YOU have adequate sick time for recovery or will you be going on SLI/Disability for percentage of salary? Also if you can explain the delinquency from 37 months ago? Will there be anyone to assist you in paying your bills (on time!) in case you are too incapacitated from surgery/meds/etc? Or will you be able to handle it? (Thankfully, I was able to deal with my bills before I went and had time until I got back...so I didn't need to let my creditors know). Thank you in advance for your answers and again, my prayers.	Thank you so much for your prayers, I truly appreciate it. I am a Federal Corrections Officer now for the DOJ, it was not a lateral move for me, it was a "new" move!! I truly enjoyed police work, but I needed a more stable career (and pay). The delinquency 37 months ago, one word, DIVORCE! Not that I blame my ex-wife, but it was an account that was opened for her and in my name (I know, not smart). But I learned the hard way.....As to how I would meet my financial obligations if I'm out for a while, my wife nets $5,200.00 monthly. As for the leave, I'm hoping for a speedy recovery, a couple of weeks at most, other than that, I'm going in the hole on sick time....
Please account for the delinquency 37 months ago.	Unfortunately, I got a divorce. Not that I blame my ex-wife, but the account was opened for her by me. I didn't think opening an account for her was a "big deal" at the time, as I hadn't planned on a divorce.....but I learned the hard way when she didn't continue with the payments after the divorce.
If you could give us a run down of your monthly expenses and justify how you can fit the extra 167 into your monthly budget I would strongly consider contributing to your loan toward the surgery. Also, more out of pure curiosity, what kind of surgery is it?	First, before I give a breakdown of the monthly expenses, my wife brings home, after taxes, $5,200.00 monthly. Mortgage: $2124.00 (which includes escrow) Cars: $760.00 Insurance (plus Homeowner's): $300.00 Credit cards: $780.00 Child care: $400.00 Food: $400.00 Utilities: $475.00
Since you're going to include your [current] wife's income, what does she do and for how long? Thanks again for your answers? Also, this is the one thing you need to do, like ASAP. Call Lending Club and send them W-2s, pay stubs, whatever they need so that they can both approve your loan (get you out of Under Review status) and verify your income. What's happening is my money is just stuck for two weeks and then for some reason it's back in my account, when it could have been funding an approved loan. Don't be that guy(LMAO)......get LC to make sure you a funded quickly by giving them whatever they need. Thanks.	My wife is a sworn police officer for almost 6 years. I will get with Lending Club today.....thanks
Please explain the 5 inquiries in the last 6 months.	One for a vehicle trade-in (2 hits, one per dealership, until I found the APR I wanted); one for the Department of Justice job credit check; one for a self-initiated review of my credit report for my annual credit report; and one for a cell phone company change.
FYI: The more inquires you have, the higher your interest rate. For example, 5 instead of 3 inquires raises your rate by 0.7%. You may want to investigate/dispute your "self-initiated review of my credit report for my annual credit report". A review for yourself should NOT show up as a credit inquiry for others to see.	Thanks for your comment I will look into it. Money Mag says the same thing.

Member Payment Dependent Notes Series 462526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462526	$8,000	$8,000	14.26%	1.00%	November 27, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462526. Member loan 462526 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	18.48%
Length of employment:	3 years	Location:	long island city, NY

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

578657 added on 11/22/09 > I am looking to refinance my credit cards. I was never late on any payments. I always pay back.<br/> 578657 added on 11/22/09 > I am looking to refinance my credit cards. I was never late on my credit card payments. I will pay back<br/>

A credit bureau reported the following information about this borrower member on November 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,862.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at JPMorgan Chase?	I am a business banker. I work with small businesses at a branch.
Please explain the delinquency 35 months ago. Thank you in advance.	I don't know what that is. I have to see my credit report. I will have to get back to you.

Member Payment Dependent Notes Series 462531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462531	$5,500	$5,500	8.59%	1.00%	November 30, 2009	December 6, 2012	December 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462531. Member loan 462531 was requested on November 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Northwest Airlines	Debt-to-income ratio:	14.97%
Length of employment:	10 + years	Location:	Apple Valley, MN

Home town:
Current & past employers:	Northwest Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

578661 added on 11/22/09 > I plan to use the funds to consolidate two credit card balances. I have excellent credit and a proven record of repaying monthly obligations. I have a stable job (10 plus years) and will make automatic payments for this loan each month.<br/>

A credit bureau reported the following information about this borrower member on November 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	6
Revolving Credit Balance:	$11,484.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile indicates less than a year at current employer. Please call Lending Club to have this corrected if it is incorrect.	I MISSED A ZERO. I HAVE BEEN EMPLOYED WITH THE SAME COMPANY FOR 10 YEARS AND 9 MONTHS. THANKS
Please explain the delinquency 6 months ago. Thank you in advance.	I just misplaced the bill that month. When I found the statement, I called and payed over the phone.

Member Payment Dependent Notes Series 462696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462696	$9,600	$9,600	15.31%	1.00%	December 1, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462696. Member loan 462696 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Department of Veteran Affairs	Debt-to-income ratio:	5.81%
Length of employment:	7 years	Location:	Houston, TX

Home town:
Current & past employers:	Department of Veteran Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

578990 added on 11/23/09 > This will loan, if provided, will pay off my car note, all my credit cards and will GREATLY assist me towards my rent which went from 600/mo plus 1/2 the bills to 1200/mo plus all the bills. I am hoping to shortly find another roommate since I have lived in this house for 12 years and to me it is home.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	10	Months Since Last Delinquency:	4
Revolving Credit Balance:	$3,125.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you did not find another roomate for a year, how would the loan payments fit into your budget - what is your contingency plan? Thank you in advance.	I would have to find another, less expensive, place. I have am putting up an ad at Baylor College of Medicine today so hoping that will provide me with a new roommate. Would really hate to have to leave this old house after 12 years, it was built in 1912, but if I must, then I must. Just have to try everything I can before making that move. Thank you for your interest.
Questions: 1-Position @ VA? Thanks in advance for all answers. I invest after receiving your answers.	I have been and still am the Program Support Assistant to the Department of General Surgery (7 surgeons, 12 residents, 10 medical students and thousands of veterans) for the entire time I have worked here. Was formerly a Navy crypto-tech for 13 years stationed in Turkey during 1st Gulf War.
I have several rentals so I know what you are going through. Try posting ads for a room mate on the web - craigslist.com works well, and it is free. Also.. you can post ads specifically to military at https://www.ahrn.com/ for free - you have to register there, but it is free. some of my best tenants are military. Include pictures if you are able to take digital pictures. Just be sure to screen the prospective tenants well. Good luck.	TKS so much! I am very leary about any roommate since I allowed a 'friend of a friend' to stay and he let some stranger stay in the house while I was gone who stole my wedding ring, my great grandmothers cameo broach, my brass hand hammered tea set from Turkey, a coin necklace for which I collected various Ottoman coins around stalls, markets & antique shops in Turkey while I was stationed there and had made for me along with many, many other items. But I certainly will register at the military site. Tks so much!!
You are quite welcome. I do a background check on all prospective tenants too. There are services that will do that for you - I can't recommend any particular one because I have not used them You have to be careful even with the ones online that *say* they provide the service because some of the services are not legit. I do the background check myself on the web, but it takes a long time to learn how to do it yourself. I will fund part of your loan in a few days when I have funds available.	I sincerely appreciate your assistance and the info you have provided. I hope that once I get this crunch straighted out I can 'play it forward' to help others like you and others have helped me. I tried a website that deals with just finding roommates but in the end you have to pay $30.00 and for the now, I simply dont have that amount, small tho it is, to use for a roommate search. Need to keep on top of what must be paid which I am sure you can appreciate.
What is your total household income (I assume that you are married since you mentioned the wedding ring)? What are your monthly expenses? With the listed income of $4,250, $1,200 rent should be feasible w/o needing the balance of the loan $6,475 (Loan=$9,600 - your revolving balance=$3,125)? Could you please explain? Could you please also explain the 2 delinquencies?	My monthly expenses are rent, elec, cable, computer, tele, gas, car note, groceries, petrol, credit card bills, standard but on a secretaries salary without a roommate a bitty tough. I am separated and receive no money from himself who lives in Ireland and am, in fact, still paying on a bill which he helped create but not pay for. I'm not sure what those delinquencies were. As far as I am aware, I am paid up so they may have been for a credit card that I missed paying on time without realizing it. I try very hard to pay everything on time.

Member Payment Dependent Notes Series 462697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462697	$4,000	$4,000	7.40%	1.00%	November 27, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462697. Member loan 462697 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	SimCom	Debt-to-income ratio:	10.43%
Length of employment:	< 1 year	Location:	ORLANDO, FL

Home town:
Current & past employers:	SimCom
Education:

This borrower member posted the following loan description, which has not been verified:

578992 added on 11/23/09 > Thank you. I plan on correcting some small debt and making my truck run smooth. I have a stable job and plan on paying off this loan early. Thanks again<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,063.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Less than a year at SimCom? Please provide previous employment history. Thank you in advance.	I worked for Correct Craft, Inc. designing Ski and Air Nautiques for the past 4 years until April of this year.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I worked for Correct Craft, Inc. designing Ski and Air Nautiques for the past 4 years until April of this year.

Member Payment Dependent Notes Series 462705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462705	$2,500	$2,500	14.61%	1.00%	November 27, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462705. Member loan 462705 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	timberline Construction, Inc	Debt-to-income ratio:	15.23%
Length of employment:	9 years	Location:	Rapid City, SD

Home town:
Current & past employers:	timberline Construction, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,763.00	Public Records On File:	1
Revolving Line Utilization:	78.10%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the public record on file, was it maybe a bankruptcy?	No it was a settlement on a checking account that I had problems with in Arizona when I was in college. Long story short an ex girlfriend charged over a $1000.00 on this account when it had a minimal balance and I was unable to get this re payed until the civil was filed and settled. To cover all of the charges on the account. Bank of America.

Member Payment Dependent Notes Series 462715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462715	$7,000	$7,000	8.59%	1.00%	November 30, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462715. Member loan 462715 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Southern Union Community College	Debt-to-income ratio:	6.09%
Length of employment:	2 years	Location:	Auburn, AL

Home town:
Current & past employers:	Southern Union Community College
Education:

This borrower member posted the following loan description, which has not been verified:

579019 added on 11/23/09 > This is a loan for a 2002 Timberland Bunkhouse Travel Trailer.<br/> 579019 added on 11/23/09 > correction Timberlodge Bunkhouse<br/>

A credit bureau reported the following information about this borrower member on November 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,360.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. Can you please, verify your income with LendingClub (Give them a call to find out how)? 2. Can you please, list your monthly recurring expenses? ($ amount included)? Thank you!	My total monthly net income after taxes is about $3400 varys slightly depending on overtime hours. My wifes total monthly net income after taxes is about $2200 Our total reoccuring monthly expences are as follows: Mortgage: $1250 Power: $200 Water: $40 Life and auto insurence: $130 Cable/Phone/Internet: $115 Gasoline for cars: $120 Food Grocery Ect.: $800 TOTAL :$2655
Please respond to the following: What are your responsibilities at the college? What is your wife's occupation? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a full time electronics instructor. I am responcible for teaching 8 three hour classes, although I also teach some evening classes also which I get additional pay for. I have been there for two and a half years and six months from being tenured. My wife is a Registered Nurse In case of a job loss I have $4000 in total savings through a couple different accounts that I can access in a couple days. I also am a licensed Electrician and have 5 years experience in industry with many industry contacts. I feel confident in the case of a job loss I could find another job very fast.
Your combined net pay is $5,600. Your monthly expenses are $2,700. Where is the other $3,000 per month going? You only have $4,000 in savings. Something is missing?	The number listed for expences was for houshold expences such as morgage, insurance, power etc. My wife and I are both masters students. She attends Auburn university and I attend Athens state. Tution, fees and books have affected our savings. This is why we want to keep 4,000 in savings get a loan for the camper. My wifes will graduate fall 2010 and I will graduate the following spring.

Member Payment Dependent Notes Series 462772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462772	$1,000	$1,000	11.14%	1.00%	November 27, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462772. Member loan 462772 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,888 / month
Current employer:	AIG	Debt-to-income ratio:	14.62%
Length of employment:	3 years	Location:	WESTWOOD, NJ

Home town:
Current & past employers:	AIG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,684.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 462805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462805	$10,000	$10,000	11.48%	1.00%	December 1, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462805. Member loan 462805 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,855 / month
Current employer:	Department of Veterans Affair	Debt-to-income ratio:	9.75%
Length of employment:	7 years	Location:	Richmond Hill, NY

Home town:
Current & past employers:	Department of Veterans Affair
Education:

This borrower member posted the following loan description, which has not been verified:

579176 added on 11/23/09 > I have been working at the Veterans Hospital in Queens, NY for 7 years, but have received my 15 year pin for total government service that includes my active duty with the U.S. Navy. Previous to my employment at the Queens VA Hospital I worked at the Metropolitan Detention Center (federal prison) and previous to that at the Brooklyn VA Hospital. My credit card companies have begun to raise their APR and at that rate I will be unable to pay off my credit cards. If I am to purchase my first home in the near future, I cannot have these credit card debts and a mortgage as well. I am currently looking for a part time job to double on payments to get out of these credit card debts before the 3 year loan period. I miss having very little to no debt and now will not be able to buy my first home until these debts are settled.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,368.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan but need more info: 1) Can you please break-down your monthly expenses? 2) Can you break-down your cc debt, monthly payments and interest rates. Thanks and good luck with the funding!	Thank You for interest in funding my loan, you work hard for your money and have every right to ask any questions concerning my finances. My monthly expenses, which are shared with my spouse are: Rent plus utilities, cell phone, food, gas and student loan-$1921.00. Credit cards: Monthly payments to all are Minimum $75.00 each for a total monthly payment of $525.00, occasionally I pay one or two with $100 per month when I have extra cash. Current credit card balances along with their interest rates are as follows: Macys-464.09 (23.99%); Barclay Card-2406.89 (27.24%); Target card-$1722.46 (22.99%); Sears-$1091.00 (25.24%); Pearl Credit card- 404.98 (19.80%); Capital One card- $1326.25 (26.79%); Best Buy card- $1180.00 (22.49%). Please feel free to ask any other questions in reference to this loan.
Hello, As you have accrued a fair amount of credit card debt, what have you done differently that will keep new debt from accruing?	Hello 550691, thank you for considering my loan and you've asked a very important question. How I got into such a great debt was in 1) always shopping and using my credit cards, 2) not considering the high interest rate when shopping for "bargains" and 3) not adding the cards together to realize I've gone way beyond my means. When I had totaled the amount of my credit card when preparing my finances for a home purchase, I just about had a heart attack! I cut up all the cards but two for emergency purposes only. I then opened up a savings account at the DVA credit union at work and have an automatic allotment deposit of $60 from my paycheck bi-weekly. This will be the fund I will go to for an emergency before going to the credit cards. Eliminated eating out and instead prepare all meals at home and take leftovers for lunch. I looked into my monthly utilities and drastically reduced my cable bill by returning additionally DVR and cable boxes, and eliminating premium channels. Apparently my cable company wasn't to happy with this and took away my satellite discount! I countered by eliminating my phone and internet service and going with a VOIP phone service and local phone companies cheapest internet service. Before I go shopping now It has to be a necessity and if I have the cash to make purchases. At work I'm grateful they're offering courses titled "Financial empowerment" class that will educate me in the following topics: Banking, Budgeting, Credit, Investing I and II, Future planning, Life Time Planning. So with education and careful spending I hope to come out and remain debt free to be able to make a home purchase. I've more than 20 years before considering retirement, but my future plans are to have enough in savings and hopefully investments to be able to have a decent retirement. I have a co-worker now who is almost 66, and has accrued 70k in credit card debt and continues to refinance her house that should have been paid for. I don't want to be in such a financial mess that retirement is not an option.
Congratulations on "seeing the light" about credit card debt! Have you also checked into the Dave Ramsey classes? Thank you for your detailed responses. Wish all borrowers would be so forthcoming.	Hello Lovinglifestyle, It took one sobering evening after reviewing my credit report that each individual credit card balance added together amounted to a never ending money pit. It's not a good feeling and a place I don't ever wish to be again. I never knew about the Dave Ramsey classes and just went to his website. I see he has 13 lessons that include how to beat debt, build wealth, find bargains, invest, and so on. Thank You for this information I will certainly look into it, because as they say knowledge is power!
What is your total household income?	Hello member_542952, My total household income is 89,656.

Member Payment Dependent Notes Series 462809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462809	$3,000	$3,000	8.59%	1.00%	November 30, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462809. Member loan 462809 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,438 / month
Current employer:	St Josephs Hospital	Debt-to-income ratio:	15.92%
Length of employment:	4 years	Location:	Baldwinsville, NY

Home town:
Current & past employers:	St Josephs Hospital
Education:	Le Moyne College

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	72
Revolving Credit Balance:	$16,116.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan?	Hello - thank you for your question - I am refinancing a 1st mortgage, and one of the terms I need to meet is to pay down an equity loan; that is the purpose of this loan - to shift from equity backed to personal.
I have the following questions: 1. Can you please, verify your income with LendingClub (Give them a call to find out how)? 2. Position at St Josephs Hospital? 3. In spite of your credit score, you have some dark spots in your credit history. Can you please, elaborate on your 2 recent credit inquiries and the delinquency 6 years ago? 4. You claim you own your house (instead of mortgage), and yet you talk about a first mortgage. Can you please, address the issue? 5. Can you please, list your monthly recurring expenses? ($ amount included)? Thank you!	Hello and thanks for your questions - 1. Will do so 2. Manager - Financial Services 3. Inquiries likely related to mortgage refi; delinquency was due to AMS loan misunderstanding - loan was paid in full. 4. Owned as opposed to rented; yes, there is a mortgage on the house. If there is an option to select owned with mortgage, I will address. 5. ~3,800 monthly recurring expenses
Please respond to the following: What is the current mortgage rate and what will the new rate be? How much will this save you on your monthly payment? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello and thanks for your questions: 1. 6.5% -> 4.85% 2. Monthly savings - $150 3. Yes 4. Correct - the purpose of this loan is to reduce the 2nd mortgage balance 5. Healthcare industry is extremely stable; current employer has no history of layoffs. Given position I am in, I have a clear perspective on the health of the org and am able to plan accordingly. CPA certification is also very marketable as CPAs are in short supply in this area. Thank you!

Member Payment Dependent Notes Series 462848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462848	$5,300	$5,300	12.18%	1.00%	December 1, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462848. Member loan 462848 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,051 / month
Current employer:	Department of Defence	Debt-to-income ratio:	20.73%
Length of employment:	10 + years	Location:	Ogden, UT

Home town:
Current & past employers:	Department of Defence
Education:

This borrower member posted the following loan description, which has not been verified:

577625 added on 11/23/09 > I retire in 5 years, this is to Zeor out my cards and be out of debt before I retire.<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,313.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with DOD?	GS 9-10 1152 Series Production Control
How does $5300 clear out $13K of revolving credit debt? Please elaborate. Do you have any other debt besides that $13K? Thanks.	the 5300 clears out the cards i have that jumped in intrest which I wish to put more on principal then intrest that has jumped , the other debt is taken care of thru regular payments that i do bi- weekly. on automatic pay still with the view of 36 month to clear it all before my retiremet takes place.
Please respond to the following: Do you work at Hill? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work at Hill. No I am married and between both of us we earn $120.000 per year. the part I am plutting on here is my part to combine a balance and get a better intrest rate. we split our income to take care of the home mortgage and living expenses. the intrest rate on the cards i inted to close and end are all i the rage of prime rate plus % most are not at 20 to 26% a big jump from way before. My senority and the contract longivity in to the next 10 years in what we do has me involved in positions where job loss is slight but with 37 years and what has been put away and my postion where I qulifiy to retire entirely at anytime if I wished and have a sufficient amount to cover if needed. My view of staying on with my view of 5 year before i retire or think to do so is age and my principal focus to be debt free by that time frame.

Member Payment Dependent Notes Series 462890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462890	$4,750	$4,750	11.83%	1.00%	November 30, 2009	December 7, 2012	December 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462890. Member loan 462890 was requested on November 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	City of Norfolk	Debt-to-income ratio:	21.80%
Length of employment:	3 years	Location:	Norfolk, VA

Home town:
Current & past employers:	City of Norfolk
Education:	Old Dominion University

This borrower member posted the following loan description, which has not been verified:

579329 added on 11/23/09 > I am borrowing to consolidate debt, and pay for college expenses. I graduate next year. I have never made a late payment on my previous credits, and usually end up paying them off early!<br/>

A credit bureau reported the following information about this borrower member on November 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,450.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position with City of Norfolk?	Police Dispatch/911 Operator. Thanks for your interest!
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	No I am not the sole wage earner in my household. My wife and I both work for a combined total of 3600 monthly. Monthly bills, including rent and groceries and other debts are a total of about 2900 dollars, with the extra going into savings or extra payments on the loans. Balances of previous student loans are about 20000 dollars with an average interest of 12% but all the money has been used due to my wife returning to school as well. I plan to graduate next year so there's not much more to go!

Member Payment Dependent Notes Series 462995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
462995	$11,400	$11,400	12.53%	1.00%	December 1, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 462995. Member loan 462995 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	JDSU	Debt-to-income ratio:	13.64%
Length of employment:	9 years	Location:	Germantown, MD

Home town:
Current & past employers:	JDSU
Education:

This borrower member posted the following loan description, which has not been verified:

579467 added on 11/24/09 > I am consolidating high interest credit cards to lower the monthly payment and reduce monthly bank fees.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,252.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	I have requested for Lending Club to verify my income. This loan will pay off my credit card debt on high interest cards and lower my monthly payments. I have developed a budget for my money and I am monitoring my spending on the regular basis. My mortgage is about $1500/mo including taxes, insurance, and HOA fees. Utilities are about $500/mo. My car payment is about $200/mo. This loan will pay off three credit cards. The first has balance of $3500 with a rate of 14.99%. The second has a balance of about $4000 with an interest rate of 19.99%. And the last credit card has a balance of about $4500 and an interest rate of 17.99%. I am a program manager for telecommunications company for sales operations department. I am responsible for managing projects for processes and technologies for the order management and customer service departments. My projects mostly focus on Oracle maintenance, upgrades, and implementations. I am responsible for merger and acquisition integrations as well. My income includes just my own income for my employment. I also receive child support money each month, but I did not include that amount in my income. If I lose my job, I could pay the loan back with my tax return and liquidating assets.
you should get a raise! i will fund a portion once income verification is complete. good luck!	Thanks!

Member Payment Dependent Notes Series 463005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463005	$1,500	$1,500	12.87%	1.00%	November 27, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463005. Member loan 463005 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Deloitte Services	Debt-to-income ratio:	8.52%
Length of employment:	3 years	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	Deloitte Services
Education:

This borrower member posted the following loan description, which has not been verified:

579492 added on 11/24/09 > Emergency support<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,506.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 463113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463113	$7,000	$7,000	14.96%	1.00%	November 30, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463113. Member loan 463113 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Vision Systems Group	Debt-to-income ratio:	2.64%
Length of employment:	3 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Vision Systems Group
Education:

This borrower member posted the following loan description, which has not been verified:

579674 added on 11/24/09 > The interest rate on my Bank of America credit card went up from 9.99% to 27.99% for no reason. I have Never missed a payment on any of my credit card, not just this card. I have never been late with payments. This move by BOA was not only wrong but outrageous.<br/><br/>I am borrowing at a lower rate to pay this off. I promise to continue with the payment discipline I have maintained and rather pay fellow lenders than to a Bank.<br/>Thanks :-)<br/> 579674 added on 11/24/09 > I am a member of MENSA<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,727.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Application shows per month income as $78,000 which I, and every other investor, highly doubt. Suggest contact LC Home Office and fix it.	The typo was realized as soon as the listing went live and I have requested LC to change the income from monthly to annual. Thanks for pointing it out.
Please respond to the following: What are your responsibilities at Vision Systems Group? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? What is the composition of the $54k in revolving credit as shown above in your listing? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Business Systems Analyst . In addition to my income, my wife earns $30000 per year, so our household income is $108,000. Contingency plan is $8600 in savings, $ 2700 in checking, 4300 in stocks and mutual funds. Revolving credit is 75% student loans. Monthly payment on other debt is $700 Thanks for your interest and consideration.

Member Payment Dependent Notes Series 463123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463123	$1,500	$1,500	7.40%	1.00%	December 1, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463123. Member loan 463123 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Christopher House	Debt-to-income ratio:	0.69%
Length of employment:	< 1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	Christopher House
Education:

This borrower member posted the following loan description, which has not been verified:

579692 added on 11/24/09 > I had a number of medical problems occur at once. Even with Medical Coverage, my bills pilled up and I am trying to pay them off. I would use the loan to pay them off, and instead of pay 5 different hosptials/doctors, I could pay just one loan payment!<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,125.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Whats your position at Christopher house? previous employment?	Total Rent W/ utilites=$560 Transportation (Gas and Train Pass) =$50/month Other Expenses= $60 Cell Phone $50 Gym Membership No Dependants Job = Manager of Special Events & Volunteers Previous Emplyoment Children's Home + Aid, Development Coordinator - 2 1/2 Years

Member Payment Dependent Notes Series 463130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463130	$3,000	$3,000	7.40%	1.00%	November 30, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463130. Member loan 463130 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Ohio State University Airport	Debt-to-income ratio:	6.91%
Length of employment:	3 years	Location:	DUBLIN, OH

Home town:
Current & past employers:	Ohio State University Airport
Education:

This borrower member posted the following loan description, which has not been verified:

579705 added on 11/25/09 > Funds are for Auto Investment<br/>Stable job in the aviation industry Full-Time)<br/>Ohio State University Student/Employee<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$446.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why is a second vehicle necessary? Does your income have to cover college expenses? How much of your income each month does not have to go to expenses? Your answers are much appreciated.	First question: It is because its worth twice what i'm getting it for. Buying off of friend. Second: I pay nothing for school because I am an employee of the university so they pay all my fees. Third: I would estimate two-thirds of my monthly income is not used for expenses. savings and investments only. Thank You!
Could you explain your Auto Investment? Couldn't you get a better rate on a car loan than 7.4%?	The Auto is a sports car. (Pontiac Trans Am Formula 98') Buying it off a friend who was going to trade it in on another. Looked into auto loan but banks wouldn't loan any amount under $5000. Only need $3000.
Your gonna buy a vehicle for $3000?	Yes. It is a used car and I am buying it off a longtime friend. Vehicle is worth more than his selling price also.

Member Payment Dependent Notes Series 463158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463158	$6,000	$6,000	11.48%	1.00%	December 1, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463158. Member loan 463158 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Wal-Mart Distribution Center	Debt-to-income ratio:	15.67%
Length of employment:	7 years	Location:	Gainesville, FL

Home town:
Current & past employers:	Wal-Mart Distribution Center
Education:

This borrower member posted the following loan description, which has not been verified:

579744 added on 11/24/09 > Hello investors. I am just trying to get rid of my credit cards. I am not a compulsive spender by any means, but I wracked up some credit card debt while moving from PA to FL. I would love to be able to buy a house eventually and do not want the credit card debt hanging over my head. Thank you for the help.<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1979	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	71
Revolving Credit Balance:	$6,433.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Hi. I have a roommate, so we split everything. My share of the rent is 467. The utilities comes out to be around 100 each per month. We split the cost of gas for my car as he does not drive. That comes out to about 50 a month each. My cell phone is 50 as well. I have no dependents. My car payment is 399 with insurance. I have never been late on a payment of any type and I know that I will have no problems paying this. I just want to be able to see an end in sight. A final payoff date. With the credit cards alone I just don't see that. I appreciate your question and welcome any help you may provide. Thank you.
Will this loan amount pay off 100% of your credit card bills?	Yes. This loan will leave me no credit card debt. My former credit card payments plus whatever else I can spare will go solely toward the payoff of this loan. Like I said in my statement on my description for the loan, I do not rely on credit for anything. The costs of moving was pretty much what got me to the balance that I am at. Thank you for your question and any help you can give me.

Member Payment Dependent Notes Series 463203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463203	$2,800	$2,800	12.53%	1.00%	December 1, 2009	December 8, 2012	December 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463203. Member loan 463203 was requested on November 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	ADM TRUCKING	Debt-to-income ratio:	23.23%
Length of employment:	< 1 year	Location:	Birmingham, AL

Home town:
Current & past employers:	ADM TRUCKING
Education:

This borrower member posted the following loan description, which has not been verified:

579817 added on 11/24/09 > I plan to use the funds to consolidate 2 credit cards at a higher interest rate.<br/> 579817 added on 11/25/09 > Correction, consolidate 2 credit cards at a lower interest rate<br/>

A credit bureau reported the following information about this borrower member on November 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	74
Revolving Credit Balance:	$30,423.00	Public Records On File:	1
Revolving Line Utilization:	66.30%	Months Since Last Record:	75
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 74 months ago. Please explain the public record 75 months ago. Could you please provide a breakdown (amounts and rates) of the $30,423 revolving balance. Why are you only asking for $2,800? Does only 2 cards have a rate higher than 12.53%.	( 74 months ogo delinquencies) my wife got laid off from her job only one income wife attended nursing school. (public record) a lean was put on my property unable to pay at the time.(now paid in full)30,423-we just refinanced our mortgage at a lower rate.(added this amount to mortgage).chase raised my rate to 17%and dell computer 20% need to get rid of both.
Can you tell us what you do at ADM trucking, and, since you've been there only a short time, where you worked before?	Im a driver at ADM (tractor trailor) I deliver liquid surcrose (corn syrup)to coke and pepsi factories locally. Before adm i worked for yrc corp.(yellow roadway corp).laid off due to recession after 15 years.
Thank you for considering this request & good luck. Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: nature of the public record on your file (your profile shows 75 months since last record) nature of the debt you will pay off with this loan steps you've taken to get spending in line with income please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) if you are refinancing credit cards, please include all balances / rates that this loan will cover nature of your employment - roles and responsibilities is the income listed your's alone? if not please explain contingency plan for repayment if you lose your job	Thank you for your question ,most of your questions have already been answered. I have no intention on defaulting on my loan, my wife is a regestired nurse i have 23 years driving experienced(tractor trailor) with a perfect driving record. No problem finding work. Chase raised my interest rate to17%. Chsae balances-2000.00 and Dell computer 1000.00 @ 20%. As we speak we are refinancing our mortgage at a lower rate with the same number of years left to pay (15) which will allow us to include the auto payment of 609.00 a month. And 2nd mortgage of 360.00 a month at a payment of 1039.00 a month which will free up 700.00 a month we will be in very good shape i could just pay the credit cards out but im trying to rebuild my credit through lending club I think this is a very good program. Sincerely yours James Montgomery

Member Payment Dependent Notes Series 463333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463333	$5,000	$5,000	11.14%	1.00%	December 1, 2009	December 9, 2012	December 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463333. Member loan 463333 was requested on November 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	famous horse	Debt-to-income ratio:	3.30%
Length of employment:	9 years	Location:	jamaica, NY

Home town:
Current & past employers:	famous horse
Education:

This borrower member posted the following loan description, which has not been verified:

580057 added on 11/25/09 > i am very thankful for the loan. i will be paying off all my bills and will be repaying it back very soon. <br/><br/>thank you again for lending me this loan<br/>

A credit bureau reported the following information about this borrower member on November 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,124.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
FAMOUS HORSE ?	famous horse dba vim jeans and sneaker store you could check it out online @vim.com
WHAT DO U DO AT famous horse ?	since we are a clothing and sneaker store we but merchandise for about 30 stores so i prepare the invoices against receving for payment
Hello, We understand you are looking to repay a debt, but if we are going to be inveting in your loan, it would be nice to know what kind of debt. Is this credit card debt or sometihng else? Please specify.	yes they are cresit card

Member Payment Dependent Notes Series 463730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
463730	$2,500	$2,500	7.40%	1.00%	December 1, 2009	December 11, 2012	December 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 463730. Member loan 463730 was requested on November 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	GTHI	Debt-to-income ratio:	20.02%
Length of employment:	< 1 year	Location:	Boulder, CO

Home town:
Current & past employers:	GTHI
Education:

This borrower member posted the following loan description, which has not been verified:

580735 added on 11/27/09 > My girl friend is the only American woman rowing across the Atlantic Ocean. In order for her to do this, i am moving into her place and taking over her rent for the 2 month duration of her cross-Atlantic row, the cost of moving and taking on her higher rent is why i am need of this minimal amount just enough to cover moving and her share of rent while she is representing our country on the ocean.<br/>

A credit bureau reported the following information about this borrower member on November 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,873.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How are you gonna afford the payments?	once the rent and moving is covered I will have money from my pay check to begin making payments, also when my girlfriend returns from her trip she will be able to divide the mnthly payments between us.
I have a couple of questions: 1. What do you do at GTHI? What were you doing before you joined them less than a year ago? 2. Can you please, verify your income with LendingClub (Give them a call to find out details)? 3. Can you please, list your monthly recurring expenses? Thank you!	I am in charge of the exporting of 6 brands all having to do with the rock climbing/yoga industry, prior to that i was the operations manager for a retail store but was laid of when the economy tanked...my monthly expenses or pretty average .. one low interest credit card, student loan, rent and utilities.
what is the back up plan if you don't get this loan? What your assets like?	Type your answer here. well, if it doesn't go through, I do have an option to work out a payment plan with my landlord, or borrow money from family, which is not something i would want to do as family has been a huge part in funding the cross Atlantic row..and i also have a few things that i need to sell to make space, so given i am able to sell them, that would be a fall back, although timing is an issue here as we wind closer to the end of the month.

Prospectus Supplement (Sales Report) No. 18 dated December 1, 2009